CONVERTIBLE LOAN AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

                                  BY AND AMONG

                               GASCO ENERGY, INC.

                                   AS BORROWER

                                       AND

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                                       AND

                  RENAISSANCE US GROWTH & INVESTMENT TRUST PLC

                                       AND

                      BFSUS SPECIAL OPPORTUNITIES TRUST PLC

                                    AS LENDER

                                       AND

                            RENN CAPITAL GROUP, INC.

                             AS AGENT FOR THE LENDER

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. - DEFINITION OF TERMS...............................................1

   SECTION 1.01       DEFINITIONS..............................................1
   SECTION 1.02       OTHER DEFINITION PROVISIONS..............................8

ARTICLE II. - LOAN PROVISIONS..................................................9

   SECTION 2.01       THE LOAN.................................................9
   SECTION 2.02       USE OF PROCEEDS..........................................9
   SECTION 2.03       INTEREST RATE AND INTEREST PAYMENTS......................9
   SECTION 2.04       MATURITY................................................10
   SECTION 2.05       MANDATORY PRINCIPAL REPAYMENT...........................10
   SECTION 2.06       REDEMPTION..............................................10
   SECTION 2.07       CONVERSION..............................................10
   SECTION 2.08       FEES AND EXPENSES.......................................10
   SECTION 2.09       FINDER'S FEES...........................................10
   SECTION 2.10       TAXES...................................................10
   SECTION 2.11       SUBSIDIARY GUARANTY, THE MORTGAGE.......................11

ARTICLE III. - CONDITIONS PRECEDENT...........................................12

   SECTION 3.01       CLOSING CONDITIONS......................................12

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER......................14

   SECTION 4.01       ORGANIZATION AND GOOD STANDING..........................14
   SECTION 4.02       AUTHORIZATION AND POWER.................................14
   SECTION 4.03       NO CONFLICTS OR CONSENTS................................15
   SECTION 4.04       ENFORCEABLE OBLIGATIONS.................................15
   SECTION 4.05       NO LIENS................................................15
   SECTION 4.06       FINANCIAL CONDITION.....................................15
   SECTION 4.07       NO DEFAULT..............................................15
   SECTION 4.08       MATERIAL AGREEMENTS.....................................16
   SECTION 4.09       NO LITIGATION...........................................16
   SECTION 4.10       TAXES...................................................16
   SECTION 4.11       CAPITALIZATION..........................................16
   SECTION 4.12       USE OF PROCEEDS.........................................17
   SECTION 4.13       EMPLOYEE MATTERS........................................17
   SECTION 4.14       EMPLOYEE BENEFIT PLANS..................................17
   SECTION 4.15       COMPLIANCE WITH LAWS....................................18
   SECTION 4.16       LICENSES AND PERMITS....................................18
   SECTION 4.17       CONTRACTS...............................................18
   SECTION 4.18       SHARES ISSUABLE UPON CONVERSION.........................19
   SECTION 4.19       INSIDER.................................................19
   SECTION 4.20       SUBSIDIARIES............................................19
   SECTION 4.21       CASUALTIES..............................................20
   SECTION 4.22       INVESTMENT COMPANY ACT..................................20
   SECTION 4.23       SUFFICIENCY OF CAPITAL, ADEQUACY OF DRILLING PROGRAM....20
   SECTION 4.24       CORPORATE NAMES.........................................20
   SECTION 4.25       INSURANCE...............................................20
   SECTION 4.26       INTELLECTUAL PROPERTY...................................20

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   SECTION 4.27       PROPERTY, OIL AND GAS PROPERTY..........................21
   SECTION 4.28       ENVIRONMENTAL...........................................21
   SECTION 4.29       PUBLIC REPORTS, SECURITIES LAW COMPLIANCE...............23
   SECTION 4.30       FULL DISCLOSURE.........................................23

ARTICLE V. - AFFIRMATIVE COVENANTS OF BORROWER................................23

   SECTION 5.01       FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS.............24
   SECTION 5.02       ANNUAL FINANCIAL STATEMENTS.............................25
   SECTION 5.03       QUARTERLY FINANCIAL STATEMENTS..........................25
   SECTION 5.04       THE DRILLING PROGRAM, OIL AND GAS REPORTS...............25
   SECTION 5.05       PAYMENT OF TAXES AND OTHER INDEBTEDNESS.................26
   SECTION 5.06       MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS26
   SECTION 5.07       SEC FILINGS.............................................26
   SECTION 5.08       NOTICE..................................................26
   SECTION 5.09       COMPLIANCE WITH LOAN DOCUMENTS..........................27
   SECTION 5.10       COMPLIANCE WITH MATERIAL AGREEMENTS.....................27
   SECTION 5.11       ADDITIONAL CAPITAL, ADDITIONAL COLLATERAL...............27
   SECTION 5.12       OPERATIONS AND PROPERTIES...............................27
   SECTION 5.13       BOOKS AND RECORDS; ACCESS...............................27
   SECTION 5.14       COMPLIANCE WITH LAW.....................................28
   SECTION 5.15       INSURANCE...............................................28
   SECTION 5.16       AUTHORIZATIONS AND APPROVALS............................28
   SECTION 5.17       ERISA COMPLIANCE........................................28
   SECTION 5.18       FURTHER ASSURANCES......................................28
   SECTION 5.19       INDEMNITY BY BORROWER...................................28
   SECTION 5.20       RESERVATION OF SHARES...................................29
   SECTION 5.21       OWNERSHIP OF SUBSIDIARIES...............................29
   SECTION 5.22       SUBSEQUENTLY FORMED SUBSIDIARIES........................30

ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER..................................30

   SECTION 6.01       LIMITATION ON INDEBTEDNESS..............................30
   SECTION 6.02       LIMITATION ON LIENS.....................................30
   SECTION 6.03       LIMITATION ON INVESTMENTS...............................30
   SECTION 6.04       TRANSACTIONS WITH AFFILIATES............................30
   SECTION 6.05       LIMITATIONS ON ACQUISITION OF NONRELATED BUSINESS.......31
   SECTION 6.06       LIMITATION ON SALE OF PROPERTIES........................31
   SECTION 6.07       FISCAL YEAR AND ACCOUNTING METHOD.......................31
   SECTION 6.08       LIQUIDATION.............................................31
   SECTION 6.09       MATERIAL AMENDMENTS TO ARTICLES OF INCORPORATION
                        OR BYLAWS.............................................31
   SECTION 6.10       EXECUTIVE COMPENSATION..................................31
   SECTION 6.11       RESTRICTED PAYMENTS.....................................32
   SECTION 6.12       CONSOLIDATION OR MERGER.................................32

ARTICLE VII. - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS................32

   SECTION 7.01       FINANCIAL RATIOS........................................32

ARTICLE VIII. - EVENTS OF DEFAULT.............................................33

   SECTION 8.01       EVENTS OF DEFAULT.......................................33
   SECTION 8.02       REMEDIES UPON EVENT OF DEFAULT..........................34
   SECTION 8.03       PERFORMANCE BY THE LENDER...............................34
   SECTION 8.04       PAYMENT OF EXPENSES INCURRED BY THE LENDER..............35
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ARTICLE IX. - REGISTRATION RIGHTS.............................................35

   SECTION 9.01       "PIGGY-BACK" REGISTRATION...............................35
   SECTION 9.02       SHELF REGISTRATION......................................36
   SECTION 9.03       OBLIGATIONS OF BORROWER.................................37
   SECTION 9.04       FURNISH INFORMATION.....................................38
   SECTION 9.05       EXPENSES OF REGISTRATION................................38
   SECTION 9.06       INDEMNIFICATION REGARDING REGISTRATION RIGHTS...........38
   SECTION 9.07       REPORTS UNDER THE 1934 ACT..............................40
   SECTION 9.08       ASSIGNMENT OF REGISTRATION RIGHTS.......................41
   SECTION 9.09       OTHER MATTERS...........................................41
   SECTION 9.10       REPRESENTATIONS OF LENDER...............................42

ARTICLE X. - BOARD OF DIRECTORS...............................................44

   SECTION 10.01      BOARD REPRESENTATION OR ATTENDANCE BY OBSERVER..........44
   SECTION 10.02      LIMITATION OF AUTHORITY OF PERSONS DESIGNATED AS A
                        DIRECTOR NOMINEE......................................44
   SECTION 10.03      NONLIABILITY OF THE LENDER..............................44

ARTICLE XI. - AGENCY PROVISIONS...............................................45

   SECTION 11.01      THE LENDER'S REPRESENTATIONS AND WARRANTIES TO AGENT....45
   SECTION 11.02      WAIVER OF LOAN PROVISIONS OR INTEREST OR
                        PRINCIPAL PAYMENTS....................................45
   SECTION 11.03      AGENCY..................................................45

ARTICLE XII. - MISCELLANEOUS..................................................47

   SECTION 12.01      STRICT COMPLIANCE.......................................47
   SECTION 12.02      WAIVERS AND MODIFICATIONS...............................47
   SECTION 12.03      LIMITATION ON LIABILITY.................................47
   SECTION 12.04      CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS
                        AND JURISDICTION......................................47
   SECTION 12.05      INVALID PROVISIONS......................................48
   SECTION 12.06      MAXIMUM INTEREST RATE...................................48
   SECTION 12.07      PARTICIPATIONS AND ASSIGNMENTS OF THE DEBENTURES........49
   SECTION 12.08      CONFIDENTIALITY.........................................49
   SECTION 12.09      BINDING EFFECT..........................................50
   SECTION 12.10      NO THIRD PARTY BENEFICIARY..............................50
   SECTION 12.11      ENTIRETY................................................50
   SECTION 12.12      HEADINGS................................................51
   SECTION 12.13      SURVIVAL................................................51
   SECTION 12.14      MULTIPLE COUNTERPARTS...................................51
   SECTION 12.15      KNOWLEDGE OF BORROWER...................................51
   SECTION 12.16      NOTICES.................................................51
   SECTION 12.17      TAX RESIDENCE...........................................53
   SECTION 12.18      GOVERNING LAW...........................................53

ARTICLE XIII. - SCHEDULES TO CONVERTIBLE LOAN AGREEMENT.......................55




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          THIS  CONVERTIBLE  LOAN  AGREEMENT  (this  "Agreement"),  dated  as of
October 15, 2003, by and among Gasco Energy, Inc., a Nevada corporation ("Borrower"), and RENAISSANCE CAPITAL GROWTH & INCOME FUND, III, INC., a Texas corporation (individually referred to as "Renaissance III") and RENAISSANCE US GROWTH & INVESTMENT TRUST PLC, a public limited company registered in England and Wales (individually referred to as "RUSGIT") and BFSUS SPECIAL OPPORTUNITIES TRUST PLC, a public limited company registered in England and Wales ("BFSUS") (Renaissance III, RUSGIT and BFSUS, together with any permitted assignees or successors in interest referred to as the "Lender") and RENN CAPITAL GROUP, INC., a Texas corporation, as agent for the Lender (the "Agent"). All references herein to Borrower shall include the Subsidiaries, unless the context otherwise requires.

                                   WITNESSETH:

          WHEREAS, Borrower seeks to borrow a total of Two Million Five Hundred Thousand Dollars ($2,500,000) from the Lender; and

          WHEREAS, Borrower has requested that the Lender provide such loan as herein provided, and that the Lender is willing to furnish such to Borrower upon the terms and subject to the conditions and for the considerations hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

ARTICLE I. - DEFINITION OF TERMS

Section 1.01      Definitions.

          For the purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

          "Affiliate" with respect to any Person shall mean a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

          "Agreement" shall have the meaning assigned in the preamble hereto.

          "BFSUS" shall mean BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales.

          "Capital Expenditure" shall mean an expenditure for assets that is properly classifiable as a capital expenditure in accordance with GAAP.

          "Capital Lease" shall mean any lease of property, real or personal, which would be properly classifiable as a capital lease in accordance with GAAP.

          "Closing Fee" shall mean that amount equal to 1.0% of the commitment amount, which equals Twenty Five Thousand Dollars ($25,000), to be paid at the Loan Closing in accordance with Section 2.08.

          "Closing Expense Fee" shall mean that amount equal to 0.50% of the commitment amount which equals Twelve Thousand Five Hundred Dollars ($12,500), of which Ten Thousand Dollars has been previously deposited by Borrower with Lender's bank in escrow prior to the date hereof pursuant to separate agreement among the parties, and which Lender shall be entitled to apply, pursuant to such agreement, to Lender's reasonable closing costs and out-of-pocket expenses, in the event that the Closing shall occur, or to Lender's reasonable out of pocket expenses, including attorneys fees and expenses, if Closing shall not occur other than as a result of a default by Lender.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, together with all of the rules and regulations issued thereunder.

          "Collateral" shall mean the real and personal property of Borrower or any Subsidiary of Borrower pledged pursuant to the Mortgage or otherwise to secure the performance of any Obligation.

          "Commitment Fee" shall mean that amount equal to 1.0% of the commitment amount, which equals Twenty Five Thousand Dollars ($25,000), to be paid at the Loan Closing in accordance with Section 2.08.

          "Common Stock" shall mean Borrower's common stock, par value $.0.0001 per share.

          "Consolidated Capitalization" means with respect to any person, at a particular date, the sum of the amount which would be included under stockholders' equity on a consolidated balance sheet of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP plus all Indebtedness of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" means with respect to any person, for any period, the sum (without duplication) of (i) Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Net Income, (A) all income taxes of such person and its subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest, (C) all amortization, depreciation, depletion and impairment expenses, and (D) all other non-cash items reducing Net Income, all as determined on a consolidated basis for such person and its subsidiaries in accordance with GAAP.

          "Consolidated Interest" means with respect to any person, for any period, all interest expense of such person and its subsidiaries paid or accrued in accordance with GAAP for such period, including all capitalized interest and the interest portion of any deferred payment obligations for such period.

           "Conversion" or "Conversion Rights" shall mean exchange of, or the rights to exchange, the Principal Amount of the Loan, or any part thereof, for fully paid and nonassessable Common Stock on the terms and conditions provided in the Debentures.

          "Debentures" shall mean the Debentures executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

          "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors or debtors generally.

          "Default" or "Event of Default" shall mean any of the events specified in Section 8.01.

          "Dividends," in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

          "Drilling Program" shall mean the program of drilling and development described in Schedule 2.02 hereto pursuant to which Drilling Subsidiary will explore for and seek to develop natural gas prospects using the proceeds from the sale of the Debentures.

          "Drilling Subsidiary" shall mean Pannonian Energy, Inc., a Delaware corporation and wholly owned Subsidiary of Borrower.

          "Due Diligence Fee" shall mean a non-refundable due diligence fee, in the amount of Ten Thousand Dollars ($10,000), all of which has been previously deposited with Lender pursuant to a separate agreement among the parties and to be applied to Lender's due diligence expense.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued pursuant thereto.

          "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board or their successors, which are applicable in the circumstances as of the last date of the financial period in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their businesses, operations or properties.

          "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) to purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

          "Guarantor" shall mean any Subsidiary which shall become a party to a Guaranty for the benefit of Lender with respect to any Obligation.

          "Holder" shall mean the owner of Registrable Securities.

          "Indebtedness" shall mean, with respect to any Person, without duplication, the following indebtedness, obligations and liabilities of such
Person: (i) indebtedness for borrowed money; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, but only to the extent so secured; and (v) all preferred stock of such Person that is subject, at the time of calculation of Indebtedness, to a mandatory redemption requirement, valued at the greater of its involuntary redemption price or liquidation preference plus accrued and unpaid dividends, and all extensions, renewals, modifications and amendments thereto.

          "Indemnified Taxes" shall have the meaning assigned in Section 2.10.

          "Interest  Coverage  Ratio"  means  for any  period,  the ratio of (a)
Borrower's consolidated net income after taxes for such period (excluding Borrower's after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), plus depletion, depreciation, amortization and impairment deducted in determining net income for such period, plus interest expense for such period to (b) interest expense for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person; provided however, that "Investment" shall not include (i) any demand deposits in a duly chartered state or national bank or other cash equivalent investments, (ii) any loans permitted by Section 6.12, or (iii) any acquisitions of equity in any other Person.

          "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

          "Loan" shall mean the money lent to Borrower pursuant to this Agreement, along with any accrued, unpaid interest thereon.

          "Loan Closing" shall mean the disbursement of Loan funds.

          "Loan Closing Date" shall mean the day upon which the Loan Closing shall occur.

          "Loan Documents" shall mean this Agreement, the Debentures, the Subsidiary Guaranty, the Mortgage and any other agreements or documents required to be executed or delivered by Borrower or any of its Subsidiaries pursuant to the terms of this Agreement (and any amendments or supplements hereto or modifications hereof).

          "Lock-Up Agreement" shall mean the "lock-up" agreement in the form of Exhibit A hereto.

          "Material Adverse Effect" or "Material Adverse Change" shall mean (i) any change, factor or event that shall (a) have a material adverse effect upon the validity or enforceability of any Loan Documents, (b) have a material adverse effect upon the financial condition, results of operations, business, properties, operations or assets of Borrower or its Subsidiaries taken as a whole, or (c) have a material adverse effect upon the ability of Borrower to fulfill its obligations under the Loan Documents, or (ii) any event that causes an Event of Default or which, with notice or lapse of time or both, could reasonably be expected to become an Event of Default.

          "Mortgage" shall mean the Deed of Trust and Security Agreement of even date herewith executed and delivered by the Drilling Subsidiary in favor of Lender and any other agreement, pledge agreement, assignment of rents and royalties or similar instrument executed and delivered in the future by a Guarantor with respect to Collateral.

          "Net Income" shall mean, for any Person for any period, consolidated net income of such Person and its consolidated Subsidiaries for such period which would be reflected in accordance with GAAP, but excluding (a) any gain or loss arising from the sale of capital assets, (b) any gain or loss arising from any write-up or write-down of assets, (c) income or loss of any Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition, (d) income or loss of any Person in which the Person has any ownership interests (other than consolidated subsidiaries of such Person), unless such earnings have actually been received or paid by the Person or its consolidated Subsidiaries in the form of cash distributions or additional cash calls, (e) income or loss of any Person to which assets of the Person or its consolidated subsidiaries shall have been sold, transferred or disposed of, or into which the Person shall have merged, to the extent that such earnings or losses of any other Person arise prior to the date of such transaction, (f) any gain or loss arising from the acquisition of any securities of the Person or any of its consolidated subsidiaries, and (g) any extraordinary gain or loss realized by such Person or any of its consolidated subsidiaries during such period.

          "Obligation" shall mean: (i) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to this Agreement, regardless of whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;
(ii) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to or represented by the Debentures and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future Indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the Loan Documents; (iv) all costs incurred by the Lender or Agent including, but not limited to, reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

          "Oil and Gas Collateral" shall mean Oil and Gas Property which is Collateral.
          "Oil and Gas Property" shall mean fee, leasehold, or other interests, to the extent of the interest if it shall be a part of a whole, in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Property situated in the continental United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Property appertaining, belonging, affixed, or incidental thereto.

          "Other Taxes" shall have the meaning assigned in Section 2.10.

          "Permits" shall have the meaning set forth in Section 4.16.

          "Permitted Indebtedness" shall mean Indebtedness outstanding as of the Loan Closing Date or Indebtedness that constitutes (i) obligations under Capital Leases, (ii) letters of credit, (iii) debt associated with Permitted Liens, (iv) Subordinated Debt, (v) purchase money Indebtedness, (vi) intercompany Indebtedness, (vii) Indebtedness under this Agreement or the Debentures, (viii) in-kind obligations related to net gas balancing, (ix) Indebtedness related to Production Sharing Agreements, including a net profits interest, contemplated to be entered into with Schlumberger, Halliburton and other entities designated by such parties ("Senior Obligations"), and (x) any refunding, refinancing or extension of any of the above.

          "Permitted Liens" shall mean: (i) Liens (if any) granted for the benefit of the Lender; (ii) Liens to secure the Permitted Indebtedness; (iii) pledges or deposits made to secure payment of worker's compensation insurance

(or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iv) Liens imposed by mandatory provisions of law such as for carriers', landlord's, materialmen's, mechanics', warehousemen's, vendors' and other like, (v) Liens arising in the ordinary course of business, securing Indebtedness whose payment is made within 30 days of the date such Lien arises, or that are being contested in good faith by appropriate proceedings as to which adequate reserves have been established to the extent required by GAAP; (vi) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided or if an extension is obtained with respect thereto; (vii) Liens arising from good faith deposits in connection with tenders, leases, bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (viii) encumbrances consisting of zoning restrictions, easements, reservations, licenses, covenants and other minor irregularities of title or other restrictions on the use of real property (whether owned or leased), provided that such items do not materially impair the intended use of such property, and none of which is violated by Borrower's existing structures or land use; (ix) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired and shall not encumber Oil and Gas Collateral; (ix) Liens which secure Senior Obligations and (x) Liens listed in
Schedule 4.05.

          "Person" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

          "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and/or any Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the IRS Code.

          "Prescribed Forms" means any applicable form or document that may be required by (a) an income tax treaty to which the United States is a party, (b) the Code, (c) section 2.10(e) or section 12.17, herein, or (d) any applicable rule or regulation under such a treaty or the Code, in order to allow the Borrower to make a payment hereunder without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, and that is accurate, completed in a manner that is acceptable to Borrower, and executed and delivered with any required certification.

          "Principal Amount" shall mean, as of any time, the then aggregate outstanding face amount of the Debentures after any conversions or redemptions and after giving effect to any installment payments received by the Lender.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "PV 10" shall mean, with respect to the Oil and Gas Collateral owned by the Borrower or its Subsidiaries, (i) the net present value of the Borrower's and its Subsidiaries' share of oil and gas to be produced therefrom, calculated using a discount rate of ten percent (10.00%) per annum for a period not longer than ten years, less (ii) the amount of any obligations to make future payments with respect to the Oil and Gas Collateral, including Senior Obligations, such as royalties or overrides which the Borrower or its Subsidiaries are obligated to pay or deduct therefrom.

          "Registrable Securities" shall mean (a) the Common Stock issuable upon Conversion of the Debentures and (b) any Common Stock issued upon the exercise of any warrant, right or other security that is issued with respect to the Common Stock by way of (i) a stock dividend; (ii) any other distribution with respect to, or in exchange for, or in replacement of Common Stock; (iii) a stock split; and (iv) in connection with a combination of shares, recapitalization, merger or consolidation excluding in all cases, however, any Common Stock that is not a Restricted Security and any Registrable Securities sold or transferred by a Person in a transaction in which the rights under this Agreement are not assigned.

          "Registrable Securities Then Outstanding" shall mean the Registrable Securities then outstanding.

          "Renaissance III" shall mean Renaissance III Capital Growth & Income Fund III, Inc., a Texas corporation.

          "Renaissance Group" shall mean RENN Capital Group, Inc., a Texas corporation.

          "Restricted Security" shall mean a security that has not been (i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

          "RUSGIT" shall mean Renaissance US Growth & Investment Trust PLC, a public limited company registered in England and Wales.

          "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act and the 1934 Act.

          "1933 Act" shall refer to the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

          "1934 Act" shall refer to the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

          "1940 Act" shall refer to the Investment Company Act of 1940, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the assets of such Person is greater than the total amount of liabilities of such Person; (ii) the estimated present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" shall mean any unsecured indebtedness of Borrower or any Subsidiaries, now existing or hereafter incurred, which indebtedness is, by its terms, junior in right of repayment to the payment of the Debentures.

          "Subsidiary" or "Subsidiaries" shall mean any or all corporations or entities, whether now existing or hereafter acquired, of which over 50% the Voting Shares or equity interests are owned, directly or indirectly, by Borrower or with respect to which Borrower has the authority, directly or indirectly, to elect or otherwise designate a majority of the members of the board of directors, managers or other governing body or positions.

          "Subsidiary Documents" shall mean the Subsidiary Guaranty and the Mortgage and any other agreements or documents required to be executed or delivered by any Subsidiary pursuant to the terms of this Agreement (and any amendments or supplements hereto or modifications hereof).

          "Subsidiary Guaranty" shall mean the Subsidiary Guaranty Agreement entered into contemporaneously herewith among the Lender, Agent and Guarantor, together with any amendments or supplements thereto, and any other agreement, and any amendments or supplements thereto, pursuant to which any real or personal property becomes Collateral.

          "Taxes" shall have the meaning assigned in Section 2.10.

          "Voting Shares" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

Section 1.02      Other Definition Provisions.

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Debentures or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP.

          (e) Accounting terms not specifically defined above in this Agreement shall be construed in accordance with GAAP.

ARTICLE II. - LOAN PROVISIONS

Section 2.01      The Loan.

          Subject to the terms and conditions of this Agreement, and the compliance with such terms and conditions by all parties, Lender agrees to lend to Borrower, and Borrower agrees to borrow from the Lender, the total Principal Amount of Two Million Dollars ($2,500,000) as follows:

         Entity                                                       Amount
         Renaissance Capital Growth & Income Fund III, Inc.          $625,000
         Renaissance US Growth & Investment Trust PLC                $625,000
         BFSUS Special Opportunities Trust PLC                     $1,250,000

          (b) The Loan shall be disbursed at Loan Closing, expected to occur on or before October 20, 2003, subject to the conditions provided hereunder, and shall be evidenced by the Debentures, in the Principal Amount specified above. The Debentures shall rank pari passu with all Indebtedness of Borrower, other than the Senior Obligations or Subordinated Debt, if any.

          (c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of Renaissance Group, 8080 N. Central Expressway, Suite 210, Dallas, Texas.

          (d) If, within 10 days of the date of this Agreement, (i) Borrower has failed to comply with the conditions precedent to the Loan Closing as specified in Article III hereof (unless compliance with such conditions in whole or in part has been waived or modified by the Lender in its sole discretion) or (ii) the Loan Closing has not occurred (unless the date of such Loan Closing has been mutually extended), other than as a result of any failure of Lender to comply with the terms of this Agreement, then, in either such case, the obligations of the Lender under this Agreement shall terminate.

Section 2.02      Use of Proceeds.

          (a) Borrower intends to use the Loan proceeds to conduct the Drilling Program in accordance with the plan of operations set forth on Schedule 2.02.

          (b) Borrower hereby acknowledges that the entire proceeds of the Loan shall be advanced to or contributed as capital to a Guarantor pledging Oil and Gas Collateral to be utilized for the purpose of funding the Drilling Program. Notwithstanding the foregoing, until such time as funds are required by the Drilling Subsidiary in connection with the Drilling Program, the Borrower shall not be required to segregate the Loan proceeds and may utilize such Loan proceeds for working capital purposes.

          (c) Borrower hereby acknowledges that the proceeds from the Loan shall be of benefit to Borrower for the growth of its business by providing capital to invest in its Subsidiary, Drilling Subsidiary, which in turn will benefit Borrower by enhancing the value of its investment in Drilling Subsidiary and provide additional opportunities for Borrower generally.

Section 2.03      Interest Rate and Interest Payments.

          Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 8.00% per annum, with the first installment of accrued, unpaid interest being due and payable on November 15, 2003 and subsequent payments of accrued, unpaid interest being due and payable on the first day of each month thereafter. Overdue principal and interest on the Debentures shall bear interest at the lesser of 18% or the maximum rate permitted by applicable law. Interest on the Principal Amount of the Debentures shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

Section 2.04      Maturity.

          If not sooner redeemed or converted, the Debentures shall mature on October 15, 2008, at which time all the remaining unpaid principal, interest and any other charges then due under this Agreement shall be due and payable in full. The Debentures shall be prepaid pro rata with any prepayments of Indebtedness.

Section 2.05      Mandatory Principal Repayment.

          The Debentures shall be subject to mandatory principal repayment as provided in the Debentures.

Section 2.06      Redemption.

          The Debentures shall be subject to redemption as provided in the Debentures.

Section 2.07      Conversion.

          The Debentures shall be subject to conversion as provided in the Debentures.

Section 2.08      Fees and Expenses.

          Upon Loan Closing, Borrower shall pay at Loan Closing to Agent, or at its direction, a Closing Fee equal to 1.0% of the Loan proceeds as well as any unpaid portion of the Commitment Fee, Closing Expense Fee and Due Diligence Fee (which Due Diligence Fee has been paid prior to Closing), all as set forth in the preliminary terms letter, dated September 16, 2003, between the Borrower and Renaissance Group.

Section 2.09      Finder's Fees.

          Borrower  represents  to the  Lender  that,  except  as set  forth  in
Schedule 2.09, no placement fees, commissions, brokerage or finder's fees were incurred by Borrower in connection with this Agreement, the Debentures or any of the transactions contemplated at the Loan Closing. Borrower shall be responsible for the payment of all such placement fees, commissions, brokerage or finder's fees.

Section 2.10      Taxes.

          Except as required by law, any and all payments of principal and interest made by the Borrower to the Lender under the Debentures shall be made free and clear of and without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any federal, state or local income taxes and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender is organized or is qualified to do business or is, or has been, engaged in business), and all liabilities with respect thereto (all such non-excluded taxes are referred to herein as "Taxes"). If Borrower shall be required by law to deduct any Taxes from amounts of principal and interest payable to the Lender hereunder (such Taxes are referred to herein as "Indemnified Taxes"): (i) the amount payable shall be increased so that after making all required deductions, the Lender shall receive an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law; provided that Borrower shall not be required to increase the amount payable in clause (i), hereof, to the extent any such Indemnified Taxes would not have been imposed if such Lender had the Prescribed Forms on file with the Borrower for the taxable year. Borrower shall be entitled to any refunds or returns from any such taxing authority.

          (b) Except as otherwise set forth in this Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Borrower shall indemnify the Lender for the full amount of Indemnified Taxes and Other Taxes reasonably paid by the Lender hereunder or under the Loan Documents (including any penalties or interest assessed because of Borrower's defaults). This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Lender shall subrogate any and all rights and claims relating to such Indemnified Taxes and Other Taxes to Borrower upon payment of said indemnification. Borrower shall be entitled to any refunds or returns from the relevant taxing authority.

          (d) Each Lender that is not organized under the laws of the United States or any political subdivision thereof shall, if any payment on the Debentures otherwise would be subject to Indemnified Taxes, deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed Prescribed Forms or other documentation prescribed by applicable law as is reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (e) As provided in section 2.07 herein, the Debentures shall be subject to conversion as provided in the Debentures. Prior to effecting any such conversion, the Lender shall provide Borrower with a notice of nonrecognition pursuant to and containing the information required by Treasury Regulation ss. 1.1445-2(d) or such other document as may be prescribed under the laws of the United States at the time of the conversion that would allow such conversion to be effected without withholding of any taxes.

          (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower in this Section
2.10 shall survive until the payment in full of the Obligation.

          (g) Borrower shall have no liability or obligation with respect to taxes on income or gain recognized by the Lender with respect to the Debentures.

          (h) If any additional amounts become payable by Borrower to a Lender under Section 2.10(a)(i) or any such Lender becomes entitled to indemnification pursuant to Section 2.10(c), such Lender shall use its reasonable best efforts to avoid the imposition of such Indemnified Taxes or Other Taxes giving rise to such additional amounts or such indemnification payments.

Section 2.11      Subsidiary Guaranty, the Mortgage.

          The due and prompt performance of the obligations of Borrower to the Lender under the Loan Documents, including the Debentures, shall be guaranteed by each Subsidiary of the Borrower. In addition, the obligations of Borrower and

Guarantors under the Loan Documents shall be evidenced by the Mortgage executed by and between the Lender, the Borrower and each Guarantor pledging Collateral, including but not limited to the Drilling Subsidiary. Financing statements shall be executed, from time to time, in favor of the Lender by Borrower and each Guarantor pledging Collateral. From time to time in the future, any Subsidiary becoming a Guarantor shall execute and deliver such financing statements, pledges agreements, mortgages or similar instruments, including but not limited to the Mortgage as Lender shall from time to time request in order to create and perfect its lien in the Collateral. None of the Collateral shall be subject to a prior security interest other than obligations arising under the Senior Obligations.

ARTICLE III. -  CONDITIONS PRECEDENT

Section 3.01      Closing Conditions.

          The obligation of the Lender to advance funds at the Loan Closing is subject to the following condition precedent:

(a) Loan Agreement. Lender shall have received a duly executed Loan Agreement from Borrower which shall be in form and substance satisfactory to Lender and Borrower.

(b) Debentures. Lender shall have received three duly executed Debentures from Borrower evidencing the Loan, all of which shall be in form and substance acceptable to the Lender and its counsel.

(c) the Mortgage. Lender shall have received duly executed the Mortgage with respect to all Collateral in favor of Lender, which shall be in form and substance acceptable to the Lender and its counsel, together with evidence of proper filing thereof in each county or other jurisdiction in which any of the Collateral shall be located or in which filing shall be necessary or appropriate to the creation of a first priority lien in the Collateral, and all of it, in favor of Lender.

(d) Subsidiary Guaranty. Lender shall have received a duly executed Subsidiary Guaranty from the Drilling Subsidiary and each Guarantor which shall be in form and substance acceptable to the Lender.

(e) CEO's Certificate. Lender shall have received a certificate signed by the chief executive officer of Borrower and each Guarantor, in his capacity as such, and dated as of the Loan Closing Date stating that, to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate: (i) all of the representations and warranties contained in Article IV hereof and the other Loan Documents are true and correct in all material respects as of the Loan Closing Date; and (ii) no event has occurred and is continuing, or could reasonably be expected to result from the Loan, which constitutes, or with notice or lapse of time or both would constitute, a Default or an Event of Default.

(f) Secretary's Certificates. Lender shall have received a signed certificate of the Secretary of Borrower and each Guarantor which shall certify (i) copies of the Articles of Incorporation (or other organizational document) of Borrower and each Guarantor and all amendments thereto, certified by the Secretary of State of the state of incorporation (or other appropriate authority) and dated within ten (10) days prior to Loan Closing; (ii) a copy of the Bylaws of Borrower and each Guarantor and all amendments thereto certified by the Secretary of Borrower and such Guarantor as of the date of such certification; (iii) copies of resolutions, as adopted by Borrower's and each Guarantor's Board of Directors, approving the execution, delivery and performance, as applicable, of this Agreement, the Debentures, the Mortgage the Subsidiary Guaranty and the other

Loan Documents, including the transactions contemplated herein, stating that such resolutions have been duly adopted, are true and correct, have not been altered or repealed and are in full force and effect; (iv) certificates of good standing (or other similar instrument) for Borrower and each Guarantor issued by the appropriate official of the state of incorporation of Borrower and such Guarantor and certificates of qualification and good standing for Borrower and each Guarantor issued by the appropriate official of each of the states for which Borrower and such Guarantor is required to be qualified to do business as a foreign corporation, dated within ten (10) days prior to Loan Closing; and (v) the names of the officers of Borrower and each Guarantor authorized to sign the Loan Documents to be executed by such officer, together with the true signatures of each such officer. It is herewith stipulated and agreed that the Lender may thereafter rely conclusively on the validity of this certificate as a representation of the officers of Borrower and the Guarantors duly authorized to act with respect to the Loan Documents until such time as the Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower or a Guarantor canceling or amending the prior certificate and submitting the signatures of the officers thereupon authorized in such further certificate.

(g) Legal Opinions. Lender shall have received a legal opinion from counsel to Borrower and each Guarantor in form and substance reasonably satisfactory to Lender.

(h) "Lock-Up" Agreements. Lender shall have received duly executed "Lock-Up" Agreements from the individuals set forth on Schedule 3.01(h).

(i) Title Opinions. Lender shall have received a legal opinion regarding ownership of the Collateral and such other matters as Lender shall reasonably request in form and substance reasonably satisfactory to Lender.

(j) Filings, Registrations and Recordings. Each document including, without limitation, the Mortgage and any Uniform Commercial Code financing statement required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

(k) No Litigation.

                  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or any Guarantor or against any of their respective officers or directors (A) in connection with this Agreement, any of the other Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and

                  (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower, any Guarantor or the conduct of their respective businesses, including the Drilling Program, or inconsistent with the due consummation of the transactions contemplated in connection with the Loan Closing, including any conditions precedent, or with the business activities contemplated in connection with the Drilling Program shall have been issued by any Governmental Body, nor shall there be any proceedings which could reasonably be expected to result in such an issuance.

(l) Fees. Agent shall have received the Commitment Fee, Closing Fee, Closing Expense Fee, Due Diligence Fee and any other fees payable to Agent and Lenders on or prior to the Closing Date hereunder.

(m) Consents. Except as set forth on Schedule 3.01(m), Agent shall have received
(i) any and all consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the other Loan Documents and to permit the conduct of the Drilling Program, and, (ii) such consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall reasonably deem necessary.

(n) Representations, Warranties and Covenants. The representations and warranties of Borrower provided for in this Agreement and each of the other Loan Documents shall be true and correct in all material respects, and each covenant of Borrower or any of its Subsidiaries to be performed before the Loan Closing or in connection therewith shall have been fully and faithfully performed.

(o) Securities Law Compliance. Borrower shall be current in all of its filings required under the 1933 Act, the 1934 Act and the 1940 Act, and each such filing within the preceding twenty four calendar months shall be complete, in all material respects, as to form and shall have been made on or before the due date thereof.

(p) No Adverse Material Change. Since June 30, 2001, there shall not have occurred any event, condition or state of facts relating to Borrower or its Subsidiaries, or their respective assets, business operations or prospects, which could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER

          All   references  in  this  Article  to  Borrower  shall  include  the
Subsidiaries, unless the context otherwise requires. To induce the Lender to make the Loan hereunder, Borrower represents and warrants to the Lender that:

Section 4.01      Organization and Good Standing.

          Borrower is duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which failure to qualify would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact material business operations in the future if the failure to so qualify would have a Material Adverse Effect.

Section 4.02      Authorization and Power.

          Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. Borrower is duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Borrower. Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower.

Section 4.03      No Conflicts or Consents.

          Except as disclosed on Schedule 4.03, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower is or may become bound, or to which Borrower is or may become subject, or violate any provision of the charter or bylaws of Borrower or trigger any preemptive rights or rights of first refusal of any third party. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby except those that have been obtained.

Section 4.04      Enforceable Obligations.

          The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

Section 4.05      No Liens.

          Except for Permitted Liens, all of the properties and assets owned or leased by Borrower are free and clear of all Liens and other adverse claims of any nature, and Borrower has good and marketable title to such properties and assets. A true and complete list of all known or recorded liens for borrowed money is disclosed on Schedule 4.05.

Section 4.06      Financial Condition.

          Borrower has made available to the Lender the balance sheet of Borrower as of December 31, 2002, and the related statement of income, stockholders' equity and statement of cash flow for the year then ended, audited by its independent certified public accountants. Borrower has also made available to the Lender the unaudited balance sheet of Borrower as of June 30, 2003 and the related unaudited statement of income, stockholders' equity and statement of cash flow for the three (3) months then ended. Such financial statements fairly present the financial condition of Borrower as of such dates and have been prepared in accordance with GAAP (except that unaudited financial statements omit certain footnotes); and as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements or otherwise disclosed herein or in the Schedules. Since the date of the above-referenced year end financial statements, there have not been, except as disclosed in publicly available filings with the SEC or on Schedule 4.06: (i) any Material Adverse Change; (ii) any Dividend declared or paid or distribution made on the capital stock of Borrower or any capital stock thereof redeemed or repurchased, other than Dividends paid on Borrower's outstanding Series B Preferred Stock; (iii) any incurrence of long-term debt by Borrower; (iv) any salary, bonus or compensation increases to any officers, key employees or agents of Borrower, other than in the ordinary course of business and consistent with past practice; or (v) any other material transaction entered into by Borrower, except in the ordinary course of business and consistent with past practice.

Section 4.07      No Default.

          No event has occurred and is continuing which constitutes, or, with notice or lapse of time or both, would constitute, a Default or an Event of Default under this Agreement.

Section 4.08      Material Agreements.

          To the best of Borrower's knowledge, neither Borrower nor any Subsidiary nor any other party is in default, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default, under any contract, lease, loan agreement, indenture, mortgage, security agreement, license agreement or other agreement or obligation to which it is a party or by which any of its properties is subject which could reasonably be expected to have a Material Adverse Effect, except as described on
Schedule 4.08. To the best of Borrower's knowledge, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create, or to likely create, a Material Adverse Effect on the business, results of operations or financial condition of Borrower.

Section 4.09      No Litigation.

          Except as disclosed on Schedule 4.09, there are no actions, suits, investigations, arbitrations or administrative proceedings pending or, to the best knowledge of Borrower, threatened, against Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to the Lender which could reasonably be expected to have a Material Adverse Effect on Borrower or on any transactions contemplated by any Loan Document. Borrower has not received any claim that Borrower currently violates any federal, state or local law, ordinance, rule or regulation, which could have an adverse effect on its business and, to the best of Borrower's knowledge, no such claim is or has been threatened; and, except as disclosed on
Schedule 4.09, there have been no developments adverse to Borrower with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature.

Section 4.10      Taxes.

          All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises now due have been paid, in each case, except where the same are being contested in good faith by appropriate proceedings, as disclosed on
Schedule 4.10.

          Except as disclosed on Schedule 4.10, Borrower has not received any notice of deficiency or other adjustment from any taxing authority that is unresolved as of the Loan Closing. No audit or examination, claim or proposed assessment by any taxing authority is pending or, to the best knowledge of Borrower, threatened against Borrower or any of its properties. All ad valorem and other property taxes imposed on Borrower, or that may become a lien on Borrower's assets and that are due and payable, have been paid in full. Borrower has withheld or collected from each payment made to each of its U.S. employees the amount of all taxes (including federal income taxes, Federal Insurance Contributions Act ("FICA") taxes, and state and local income, payroll, and wage taxes, among others) required to be withheld or collected.

Section 4.11      Capitalization.

          The authorized capital stock of Borrower consists of 5,000,000 shares of Preferred Stock, of which 1,000 shares of Series A Convertible Redeemable Preferred Stock are authorized, but none of which are outstanding, and 20,000 shares of Series B Convertible Preferred Stock are authorized of which 11,339 shares are issued and outstanding as of the date hereof, and 100,000,000 shares of Common Stock, $0.0001 par value per share, of which 40,813,800 shares of Common Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights or rights of first refusal of any person. Schedule 4.11 sets forth all stock options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal and other rights or agreements to acquire securities of Borrower and any shares held in treasury or reserved for issuance upon exercise of such stock options, warrants or conversion rights, subscription rights and other rights or agreements to acquire securities, including the date of termination of such rights and the consideration therefor. As of the Loan Closing Date, Borrower does not have a class of securities with respect to which a member of a national securities exchange, broker or dealer may extend or maintain credit to or for a customer pursuant to rules or regulations adopted by the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act. Borrower has, and will continue to have as long as the Debentures remains outstanding, authorized and reserved an adequate number of shares of Common Stock to permit Conversion of the Debentures.

Section 4.12      Use of Proceeds.

          Borrower intends to use proceeds from the Loan as disclosed in Section
2.02 hereof.

Section 4.13      Employee Matters.

          (a) Except as set forth on Schedule 4.13, Borrower is not a party to any collective bargaining agreement and is not aware of any activities of any labor union that is currently seeking to represent or organize its employees;

          (b) To the best knowledge of Borrower, Borrower is in compliance with all federal, state and municipal laws respecting employment and employment practices, occupational health and safety, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes;

          (c) there is no unfair labor practice complaint against Borrower pending before the National Labor Relations Board or any state or local agency;

          (d) there is no pending labor strike or other material labor trouble affecting Borrower (including, without limitation, any organizational drive);

          (e) there is no material labor grievance pending against Borrower;

          (f) there is no pending representation question respecting the employees of Borrower before any local, state or federal agency;

          (g) except as set forth on Schedule 4.13, there are no pending proceedings arising out of or under any collective bargaining agreement to which Borrower is a party, or to the knowledge of Borrower, any basis for which a claim may be made under any collective bargaining agreement to which Borrower is a party; and

          (h) there are no pending proceedings arising out of any employment discrimination claim or any basis for which any such claim may be made.

Section 4.14      Employee Benefit Plans.

          Neither Borrower nor, to the best knowledge of Borrower, any other person has engaged in a transaction with respect to (i) any "employee benefit plans" as described in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (other than a defined contribution pension plan not requiring any contribution by Borrower, paid time-off policy or vacation/holiday/sick leave policy, and employee group life and health plans that are fully funded through commercial insurance); and (ii) any defined benefit "employee pension benefit plans" (as defined in ERISA) which could subject any such plan, Borrower or the Lender to a penalty under ERISA or a tax under the Code, except for those transactions which could not reasonably be expected to have a Material Adverse Effect. Each of the employee benefit plans described in clauses (i) or (ii) above has been operated and administered in accordance with applicable law, including without limitation ERISA, except for any such failure which would not subject Borrower or the Lender to any penalty or other liability and except for any such failure which would not have an adverse effect upon the applicable plan or any participant therein. Borrower has not incurred, nor presently expects to incur, any liability under Title IV of ERISA that could result in liability to the Lenders or Borrower. Each employee benefit plan described in clauses (i) or (ii) above that is a group health plan within the meaning of Section 5000(b)(1) of the Code, is in compliance with the provisions of Section 4980B(f) of the Code, except for any such non-compliance which would not subject Borrower or the Lender to any penalty or liability and except for any such failure which would not have an adverse effect upon the applicable plan or any participant therein. There is not any pending or, to the best knowledge of Borrower, threatened claim by or on behalf of any employee benefit plan, by any employee covered under any such plan or otherwise involving any employee benefit plan (other than routine non-contested claims for benefits).

Section 4.15      Compliance with Laws.

          Each of Borrower and the Subsidiaries has all requisite licenses, permits and certificates including without limitation, drug, environmental and health and safety permits from federal, state and local authorities necessary to conduct its business and own and operate its assets and the absence of which could reasonably be expected to have a Material Adverse Effect (collectively, the "Permits"). Neither Borrower nor any Subsidiary is in violation of any law, regulation or ordinance relating to its business, operations and properties which, individually or in the aggregate, could have a Material Adverse Effect, and the business and operations of Borrower or any Subsidiary do not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders. Borrower and the Subsidiaries have not received any notice or communication from any federal, state, local or foreign governmental or regulatory authority or agency including without limitation, the U.S. Food and Drug Administration of any such violation or noncompliance. To the best of their knowledge, Borrower and the Subsidiaries have not engaged in any practices in violation of any antitrust law or regulation of any federal, state, local or foreign Governmental Authority.

Section 4.16      Licenses and Permits.

          Borrower and the Subsidiaries have all material licenses and franchises relating to the operation of their respective businesses as are necessary and required for such ownership and operation, all of which are in good standing and, except as expressly set forth on Schedule 4.16, are not subject to renewal within less than one (1) year.

Section 4.17      Contracts.

          Schedule 4.17 lists all contracts to which Borrower or the Subsidiaries are a party involving obligations in respect of the business for payment, performance of services or delivery of goods in excess of $25,000 or which require Borrower to continue to perform for a period of longer than twelve
(12) months (the "Scheduled Contracts"). Borrower has made available to the Lender true and correct copies of all the Scheduled Contracts (except that contracts from Subsidiary will be made available within 5 business days after closing). All of such Scheduled Contracts are valid and binding obligations of

Borrower or the Subsidiaries, are in full force and effect, and, to the best knowledge of Borrower or the Subsidiaries, are enforceable against the parties thereto in accordance with their respective terms. Except as set forth on
Schedule 4.17, neither Borrower nor the Subsidiaries has received any notice that the other parties to the Scheduled Contracts are (i) in default under such Scheduled Contracts, or (ii) consider Borrower to be in default thereunder. Except as expressly noted in Schedule 4.17, to the knowledge of Borrower or the Subsidiaries, no party to any of the Scheduled Contracts intends to terminate or adversely modify its agreement(s) with respect thereto or adversely change the volume of business done thereunder.

Section 4.18      Shares Issuable Upon Conversion.

          The shares of Common Stock of Borrower when issued to the Lender upon conversion of and in accordance with the Debentures, will be duly and validly issued, fully paid and nonassessable and in compliance with all applicable securities laws. Such issuance will not give rise to preemptive rights, rights of first refusal or similar rights by any other security holder of Borrower.

Section 4.19      Insider.

          (a) Neither Borrower, nor any of its executive officers or members of its Board of Directors is an "executive officer," "director," or "principal shareholder" (as those terms are defined in the 1940 Act) of any Lender. Attached hereto as Schedule 4.19 (a) is a list of each person, entity or group of persons or entities acting in concert with respect to the equity securities of the Borrower, who has filed a report on Schedule 13D with respect to the equity securities of Borrower.

          (b) Borrower's SEC reports for the 12 months prior to the date hereof disclose all material transactions required to be disclosed therein pursuant to
Section 16 of the 1934 Act.

          (c) All agreements between Borrower and any of its officers, directors and principal shareholders, including employment agreements, are disclosed in the reports and filings made with the SEC.

Section 4.20      Subsidiaries.

          (a) All of the Subsidiaries of Borrower are listed on Schedule 4.20. Except as disclosed on Schedule 4.20, Borrower owns all of the outstanding capital stock or other equity interests of the Subsidiaries, free and clear of all adverse claims. All of such outstanding capital stock of each Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable. All such Subsidiaries are duly organized and existing in good standing under the laws of the respective jurisdictions of their incorporation or organization, are duly qualified as foreign corporations and in good standing in all jurisdictions in which failure to qualify would have a Material Adverse Effect, and have the corporate power and authority to own their respective properties and assets and to transact the business in which they are engaged and are or will be qualified in those jurisdictions wherein they propose to transact material business operations in the future.

          (b) Except as disclosed on Schedule 4.20, Borrower does not own any equity or long-term debt interest in any other Person, or any right or option to acquire any such interest in any such Person.

          (c) There are no restrictions on the payment of dividends by or advances from any Subsidiary to Borrower.

Section 4.21      Casualties.

          Except as disclosed on Schedule 4.21, neither the business nor the properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance).

Section 4.22      Investment Company Act.

          Borrower is not an "investment company," as defined in Section 3 of the 1940 Act, nor a company that would be an investment company, except for the exclusions from the definition of an investment company in Section 3(c) of the 1940 Act, and Borrower is not controlled by such a company.

Section 4.23      Sufficiency of Capital, Adequacy of Drilling Program.

          Borrower is, and after consummation of this Agreement and giving effect to all Indebtedness incurred and transactions contemplated in connection herewith will be, Solvent. Borrower believes that the Drilling Program described on Schedule 2.02 can be adequately funded and conducted utilizing the sources and amounts of funds contemplated therein.

Section 4.24      Corporate Names.

          Borrower has not, during the preceding two (2) years, done business under or used any assumed, fictitious or trade names, in its current businesses.

Section 4.25      Insurance.

          All of the insurable properties of Borrower are insured for its benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Borrower's industry. Schedule 4.25 sets forth all of Borrower's property insurance policies.

Section 4.26      Intellectual Property.

          Borrower owns, or is licensed to use, all material trademarks, service marks, trade names, patents and copyrights presently used to conduct its business, except those for which the failure to obtain could not be reasonably expected to have a Material Adverse Effect. To its knowledge, Borrower has the right to use such intellectual property rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such rights or challenging or questioning the validity or effectiveness of any such license or agreement. Borrower is not in default of any such license agreements in any material respect, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a material default. Each license agreement is enforceable in accordance with its terms and has not been canceled, abandoned or terminated, nor has Borrower received notice thereof. There are no claims for trademark or copyright infringement pending or threatened against Borrower or the Subsidiaries or their respective officers or directors. Neither Borrower nor any Subsidiary is currently using copyrightable material for which Borrower or any Subsidiary needs, but does not have, a license to conduct its existing business. Neither Borrower nor any Subsidiary is currently using any trademarks for which Borrower or any Subsidiary needs, but does not have, a valid character or trademark license to conduct its existing business.

Section 4.27      Property, Oil and Gas Property.

          (a) Set forth on Schedule 4.27 is a description of all Oil and Gas Collateral and all other Property constituting Collateral.

          (b) Attached hereto as a part of Schedule 4.27 is an explanation and calculation of the PV 10 as of August 31, 2003, with reference to any supporting or underlying reports.

          (c) Borrower has made available to the Lender true and correct copies of all of its leases or subleases, assignments, farm out and farm in agreements, joint operating agreements and other agreements or instruments affecting the Collateral or the use of any Property in connection with the Drilling Program (the "Scheduled Documents"), that require payments or contingent payments by or to Borrower or any of the Subsidiaries subsequent to the date hereof in excess of Twenty-Five Thousand Dollars ($25,000). There are no other material agreements, written or oral, between Borrower and any third parties claiming an interest in Borrower's interest in the Collateral or otherwise relating to Borrower's use or occupancy of any Property in connection with the Drilling Program which are not described on Schedule 4.27. All Scheduled Documents are complete and represent agreements that are valid and binding obligations of the parties thereto, are in full force and effect and enforceable against the parties thereto in accordance with their terms; and no event has occurred including, but not limited to, the executed, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. No Property constituting Collateral is subject to any lien, encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation not described on Schedule 4.27 which might reasonably be expected to materially interfere with or impair the present and continued use thereof in connection with the Drilling Program or the usual and normal conduct of Borrower's business.

          (d) On the Loan Closing Date, Borrower will hold of record good and indefeasible title to the Collateral described in Schedule 4.27 free and clear of all title defects, liens, pledges, claims, charges, rights of first refusal, security interests or other encumbrances and not, in the case of the real property, subject to any rights-of-way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, other than such as would not have a material adverse effect on the Borrower's business or operations, except with respect to all such properties, (i) matters set forth in Schedule 4.27, and (ii) liens for current taxes and assessments not in default (collectively, the "Permitted Encumbrances").

Section 4.28      Environmental.

          (a) Borrower is currently in compliance with all Environmental Laws (as defined below) which compliance includes, but is not limited to, the possession by Borrower of all permits and other governmental authorization required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in any case where the failure to be in compliance would not have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.28, Borrower has not stored, disposed of or arranged for disposal of any Hazardous Substances (as defined below) on any of its Property, except in compliance with applicable Environmental Laws and except in any case where the failure to be in compliance would not have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.28, Borrower has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Borrower is not in full compliance with Environmental Laws, and to the knowledge of Borrower, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no Environmental Claim (as defined below) pending or, to Borrower's best knowledge, threatened against, or which has been made known to, Borrower.

          (d) Except as set forth on Schedule 4.28, during the period in which any Property has been held or operated by Borrower, its affiliates or, to Borrower's knowledge, its predecessors in interest with respect to any Property held or operated now or in the past by Borrower, there have been no actions, activities, circumstances, conditions, events or incidents including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Substance (as defined below), that could form the basis of any Environmental Claim against Borrower under any Environmental Law in effect at, or at any time prior to, the Loan Closing.

          (e) Without in any way limiting the generality of the foregoing to the knowledge of Borrower, (i) there are no underground storage tanks located on any Property owned or leased by Borrower or the Subsidiaries, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Borrower or the Subsidiaries, and
(iii) no polychlorinated biphenyls ("PCBs") are used or stored at any property owned or leased by Borrower or the Subsidiaries.

          The following terms shall have the following meanings:

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned or operated by Borrower, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means the federal, state and local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Loan Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of materials of environmental concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Loan Closing Date including, without limitation, the statutes listed below:

                           Federal  Resources  Conservation  and Recovery Act of
1976, 42 U.S.C. ss. 6901, et seq.

                           Federal Comprehensive  Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq.

                           Federal Clean Air Act, 42 U.S.C. ss. 7401, et seq.

                           Federal Water  Pollution  Control Act,  Federal Clean
Water Act of 1977, 33 U.S.C. ss. 1251, et seq.

                           Federal  Insecticide,  Fungicide and Rodenticide Act,
Federal Pesticide Act of 1978, 7 U.S.C. ss. 136, et seq.

                           Federal Hazardous Materials Transportation Act, 48
U.S.C.ss. 1801, et seq.

                           Federal Toxic Substances Control Act, 15 U.S.C.ss.
2601, et seq.

                           Federal Safe Drinking Water Act, 42 U.S.C.ss. 300f,
et seq.

                  "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances including, without limitation, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substance or mixture, in or pursuant to any Environmental Law.

Section 4.29      Public Reports, Securities Law Compliance.

          For not less than the preceding twenty four calendar months, Borrower has filed all forms, reports and documents required to be filed pursuant to the 1933 Act, the 1934 Act or the 1940 Act under the circumstances, all of which have complied in all material respects with all then applicable requirements of such laws and regulations and none of which at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, not misleading. All of the financial statements filed with any of such reports were prepared in conformity with GAAP, on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly statements to normal year-end audit adjustments. Borrower is in compliance with all applicable corporate governance, reporting and record keeping provisions of the 1934 Act, and none of Borrower, any of its Subsidiaries or to Borrower's best knowledge any of its officers or directors, is a party to any contract or arrangement or engaged in any transaction that is prohibited thereby. Borrower has not, during the preceding twenty four calendar months, made any press release or distributed any public statements that contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances, not misleading.

Section 4.30      Full Disclosure.

          Neither the representations or warranties of Borrower, the schedules to this Agreement contains, as of the date thereon, any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

          The representations and warranties of Borrower set forth above shall survive the Loan Closing, the delivery of the Debentures and the Loan Closing Date and no investigation by or on behalf of Lender shall diminish Lender's right to rely on Borrower's representations and warranties.

ARTICLE V. - AFFIRMATIVE COVENANTS OF BORROWER

          So long as any part of the Debentures, or any of them, remain unpaid or have not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

Section 5.01      Financial Statements, Reports and Documents.

          (a) Borrower shall accurately and fairly maintain its books of account in accordance with GAAP, retain a firm of independent certified public accountants acceptable to Borrower and approved by the Lender, which shall include Deloitte & Touche LLP, to make annual audits of its accounts in accordance with generally accepted auditing standards.

          (b) Borrower  shall provide the following  reports and  information to
Lender:

                  (ii) As soon as available, and in any event not later than the filing deadline with respect thereto after the close of each fiscal year and fiscal quarter, Borrower's annual report on Form 10-K or 10KSB, or Borrower's quarterly reports on Form 10Q or 10QSB, as the case may be, with exhibits for said periods. Promptly upon filing thereof, any reports on form 8K and all other filings made with respect to Sections 13, 14 or 15 of the 1934 Act.

                  (iii) Each fiscal quarter, concurrent with the periodic report required above, a certificate executed by the Chief Financial Officer or Chief Executive Officer of Borrower (A) stating that a review of the activities of Borrower during such fiscal period has been made under his supervision and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in Default under any of the same or, if any such Default shall have occurred, specifying the nature and status thereof, and
(B) stating that Borrower and the Subsidiaries are in compliance as of the end of such fiscal quarter with the agreed minimum financial ratios and standards set forth in Schedule 7.01 to this Agreement.

                  (iv) Promptly (but in any event within ten (10) business days) upon becoming aware of the existence of any condition or event which constitutes a Default or which, with notice or the passage of time or both would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

                  (v) Promptly (but in any event within ten (10) business days) upon the receipt thereof by Borrower or the Board of Directors of Borrower, copies of all reports, all management letters and other detailed information submitted to Borrower or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of Borrower made by such accountants.

                  (vi) Promptly (but in any event within ten (10) business days), such other information relating to the finances, budgets, properties, business and affairs of Borrower and each Subsidiary, as the Lender or the Agent may reasonably request from time to time.

                  (vii) Promptly upon its becoming available, one copy of each financial statement, report, press release, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Borrower is a party.

                  (viii) As soon as available,  and in any event within  fifteen
(15) days after the close of each fiscal quarter, a report setting forth the number of stock options, and their respective prices and terms, issued during such quarter and cumulatively.

Section 5.02      Annual Financial Statements.

          In the event that Borrower shall not be file reports  contemplated  in
Section 5.01(b)(ii), furnish Agent within ninety (90) days after the end of each fiscal year of Borrower, audited financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Article VII.

Section 5.03      Quarterly Financial Statements.

          In the event that Borrower shall not be file reports  contemplated  in
Section 5.01(b)(ii), furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower's business. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Article VII.

Section 5.04      The Drilling Program, Oil and Gas Reports.

                  (a) Not less frequently than semi-annually, Borrower agrees to prepare and submit to Lender a copy of its then current budget with respect to the Drilling Program for subsequent periods, itemized in such detail as the Lender may request. Contemporaneously therewith, Borrower shall submit to Lender any amendments to the Drilling Program, each of which shall constitute an amendment to Schedule 2.02

                  (b) Borrower shall furnish to the Lender, promptly upon the availability thereof, any reserve reports relating to the Collateral.

                  (c) Borrower shall furnish to the Lender from time to time as the Lender shall reasonably request, run reports, gas sales reports and similar reports and information relating to sales of oil, gas or other hydrocarbons produced by or relating to Oil and Gas Collateral.

                  (d) Promptly upon the execution of any agreement pursuant to which any Oil and Gas Collateral shall be encumbered or subject to any obligation, including any obligations relating to drilling of wells, pooling of interests, sales of hydrocarbons or the like, Borrower shall provide a copy thereof, together with all exhibits thereto, to Lender.

                  (e) Borrower agrees that it will review its operations, particularly those relating to the Drilling Program, with Agent from time to time upon Agent's request. Such operations reviews will be in such depth and detail as Agent shall reasonably request and will be held as reasonably necessary, generally once a fiscal quarter.

Section 5.05      Payment of Taxes and Other Indebtedness.

          Borrower shall, and shall cause its Subsidiaries to, pay and discharge
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, will give rise to a Lien upon any of its property, other than a Permitted Lien, and (iii) all of its other Indebtedness in accordance with their respective terms, except as prohibited hereunder; provided, however, that Borrower and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge, levy or other claim if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

Section 5.06      Maintenance of Existence and Rights; Conduct of Business.

          Subject to Section 6.13, Borrower shall, and shall cause its operating Subsidiaries to, preserve and maintain their respective corporate existence and all of their respective material rights and privileges necessary in the normal conduct of their respective businesses, and to conduct their respective businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. Borrower shall keep its principal place of business within the United States.

Section 5.07      SEC Filings.

          So long as Borrower has a class of securities  registered  pursuant to
Section 12 of the 1934 Act, Borrower shall duly file, when due, all reports and proxy statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act and any rules and regulations issued thereunder.

Section 5.08      Notice.

          Borrower shall promptly notify the Lender of (i) any Material Adverse Change, (ii) any default under any Indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), if any, (iii) any material adverse claim against or affecting Borrower or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any determination in, any material litigation with any third party or any proceeding before any Governmental Authority.

Section 5.09      Compliance with Loan Documents.

          Borrower shall, and shall cause its Subsidiaries to, promptly comply with any and all covenants and provisions of the Loan Documents.

Section 5.10      Compliance with Material Agreements.

          Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Senior Documents, material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

Section 5.11      Additional Capital, Additional Collateral.

          (a) Not later than November 30, 2003, the Borrower or the Drilling Subsidiary shall have issued debt or equity securities or shall have conveyed interest in Oil and Gas Properties, resulting in net cash proceeds to the Borrower or the Drilling Subsidiary of not less than $1,000,000 for use exclusively in connection with the Drilling Program, it being understood that cash proceeds in excess of $1,000,000 may be used for purposes other than in connection with the Drilling Program. No Collateral, or any interest therein, shall be impaired or conveyed in connection with the transactions contemplated in the preceding sentence without the express written consent of the Lender, which consent shall not be unreasonably withheld if following any transaction requiring consent, the PV 10, as of a date not less recent than 90 days, calculated in a manner consistent with the calculations described on Schedule 4.27, shall be equal to not less than twice the outstanding principal under the Debentures.

          (b) Borrower shall provide Lender with such information as Lender shall reasonably request from time to time in connection with monitoring and enforcing its rights under this Section 5.12.

Section 5.12      Operations and Properties.

          (a) Borrower shall, and shall cause each of its Subsidiaries to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause each of its Subsidiaries to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

          (b) Borrower shall diligently pursue the Drilling Program.

Section 5.13      Books and Records; Access.

          Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Borrower shall give each duly authorized representative of the Lender access during all normal business hours, upon reasonable notice, to, and shall permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and its Subsidiaries and relating to its affairs, and to inspect any of the properties of Borrower and its Subsidiaries; provided that the Lender agrees that any such inspection will be performed so as not to interfere with Borrower's normal business operations. Borrower shall make a copy of this Agreement, along with any waivers, consents, modifications or amendments, available for review at its principal office by the Lender or the Lender's representatives.

Section 5.14      Compliance with Law.

          Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, ordinances and all orders and decrees of any Governmental Authority applicable to it or any of its properties, businesses or operations.
Section 5.15      Insurance.

          Borrower shall, and shall cause each of its Subsidiaries to, maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

Section 5.16      Authorizations and Approvals.

          Borrower shall, and shall cause each of its Subsidiaries to, promptly obtain, from time to time and at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

Section 5.17      ERISA Compliance.

          Borrower shall, at all times,(i) make prompt payment of all contributions required under all Plans, if any, and shall meet the minimum funding standards set forth in ERISA with respect to its Plans subject to ERISA, if any, (ii) notify the Lender immediately of any fact in connection with any of its Plans, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment, by the appropriate United States District Court, of a trustee to administer such Plan, together with a statement, if requested by the Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to the Lender, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

Section 5.18      Further Assurances.

          Borrower shall, and shall cause each of its Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments or other assurances, and take any and all such other action as the Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or its Subsidiaries, if any, thereunder, which the Lender may request from time to time.

Section 5.19      Indemnity by Borrower.

          Borrower shall indemnify, save and hold harmless the Lender and its directors, officers, lenders, attorneys and employees (the "Indemnitee") from and against (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action, directly or indirectly, relates to this Agreement and the other Loan Documents, the Loan, the use of proceeds of the Loan or the relationship of Borrower and the Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority, directly or indirectly, related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section 5.19 to the Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lender or its assignees or the breach by Lender or its assignees of this Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by the Lender or its assignees of any intercreditor or participation agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by the Lender or its assignees, or from the transfer or disposition by the Lender of any Debentures or the Common Stock issued upon conversion of the Debentures. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right or ability to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. In the event that such Indemnitee's failure to properly notify Borrower materially prejudices Borrower's right or ability to participate in the contest of such claim, demand action or cause of action, then said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Borrower may elect to defend any such claim, demand, action or cause of action (at its own expense) asserted against said Indemnitee and, if requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee (at Borrower's expense) shall, in good faith, contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable, for payment to or on behalf of an Indemnitee hereunder, shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's written concurrence thereto. In the event that said Indemnitee fails to obtain Borrower's prior written consent to any such settlement or compromise, said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Each Indemnitee may employ counsel, which counsel shall be reasonably acceptable to Borrower, in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 5.19; provided, however, that each Indemnitee shall endeavor in connection with any matter covered by this
Section 5.19 which also involves any other Indemnitee, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees, including allowing Borrower to select one lawyer for all parties, such selection to be subject to the approval of such parties, which approval shall not be unreasonably withheld. Any obligation or liability of Borrower to any Indemnitee under this Section 5.19 shall survive the expiration or termination of this Agreement and the repayment of the Debentures. THE BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING INDEMNITY MAY RESULT IN ONE OR MORE INDEMNITEES BEING INDEMNIFIED, IN WHOLE OR IN PART, FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE.

Section 5.20      Reservation of Shares.

          Borrower shall, at all times, reserve and keep available sufficient authorized and unissued shares of Common Stock to effect the conversion of the Debentures. The Borrower has obtained any necessary approval of its shareholders to issue to the Lender upon conversion of the Debentures all of the shares of Common Stock to which it is then entitled.

Section 5.21      Ownership of Subsidiaries.

          Borrower shall own, at all times, all of the capital stock of, or other equity interests in, the Drilling Subsidiary and each Guarantor, except as disclosed on Schedule 5.21.

Section 5.22      Subsequently Formed Subsidiaries.

          Borrower shall cause all subsequently formed Subsidiaries having a record or beneficial interest in any Collateral to execute a Subsidiary Guaranty and the Mortgage as if such entity had been a Guarantor at the Loan Closing.

ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER

          So long as any part of the Debentures has not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

Section 6.01      Limitation on Indebtedness.

          At Loan Closing, Borrower and its Subsidiaries shall not have any outstanding Indebtedness, except Indebtedness arising under this Agreement, the Debentures, the Guaranties, or Permitted Indebtedness or as set forth in
Schedule 6.01. Borrower and its Subsidiaries will not incur or guarantee any Indebtedness without the consent of the Lender, except for Permitted Indebtedness.

Section 6.02      Limitation on Liens.

          Borrower shall not, and shall not permit its Subsidiaries to, create, cause, incur, permit or suffer to exist any Lien upon any of its properties or assets, other than Permitted Liens.

Section 6.03      Limitation on Investments.

          Borrower shall not, and shall not permit its Subsidiaries to, make or have outstanding any Investments in any Person, except for Borrower's or any Subsidiary's acquisition or ownership of stock of or other equity interests in Subsidiaries (including Persons that will be Subsidiaries after giving effect to such Investments), loans and other transactions between Borrower and any Subsidiaries, short term bank deposits, money market investments, investment-grade commercial paper, government securities and such other "cash equivalent" investments as the Lender may, from time to time, approve, and customer obligations and receivables arising out of sales or leases made or the rendering of services in the ordinary course of business.

Section 6.04      Transactions with Affiliates.

          Except as disclosed in Schedule 6.04, Borrower shall not, and shall not permit its Subsidiaries to, enter into any transaction not in the ordinary course of business with, or pay any management fees to, any Affiliate, except for intercompany transactions, without the consent of the Lender, unless the terms thereof (i) are no less favorable to Borrower or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate, or (ii) if such transaction involves an amount less than Fifty Thousand Dollars ($50,000), are set forth in writing and have been approved by a majority of the members of the Board of Directors having no personal stake in the transaction. Notwithstanding the foregoing, Borrower may grant options to employees or directors if otherwise permitted under this Agreement.

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Section 6.05      Limitations on Acquisition of Nonrelated Business.

          Borrower shall not, and shall not permit its Subsidiaries to, engage in any line of business, or acquire any new product lines or business, or acquire any companies unless such new product line or business acquired is primarily involved in, or substantially similar or related to, Borrower's current lines of business or extensions thereof.

Section 6.06      Limitation on Sale of Properties.

          Borrower shall not, and shall not permit its Subsidiaries to, (i) pledge, sell, assign, convey, exchange, lease or otherwise dispose of any of the Collateral, or any interest therein, or any of the capital stock of its Subsidiaries, in either case whether now owned or hereafter acquired, without the consent of the Lender, except in the ordinary course of business, or (ii) sell, assign or discount any accounts receivable, except in the ordinary course of business (which shall include receivable financing or securitization), in each case without the consent of the Lender.

Section 6.07      Fiscal Year and Accounting Method.

          Borrower shall not, and shall not permit its Subsidiaries to, change its fiscal year or method of accounting, except as permitted by GAAP.

Section 6.08      Liquidation.

          Except that with notice to Lender, Borrower shall be entitled to cause any Subsidiary which is a Guarantor to merge with Borrower or any other Guarantor, Borrower shall not, and shall not permit its Subsidiaries to, (i) merge, dissolve or liquidate (except for dissolution or liquidation of inactive Subsidiaries in the ordinary course of business), or (ii) enter into any other transaction that has a similar effect.

Section 6.09      Material Amendments to Articles of Incorporation or Bylaws.

          Except that Borrower shall be entitled to file certificates of designation establishing or amending the rights and preferences of preferred stock authorized under its Articles of Incorporation as of the Loan Closing Date, and shall also be entitled to increase its authorized capital, Borrower shall not, and shall not permit its Subsidiaries to, amend its Certificate or Articles of Incorporation (or other charter document) in any material respect which requires a vote of its equity security holders, including any such amendment or change effected by a merger, consolidation or otherwise, without the consent of the Lender.

Section 6.10      Executive Compensation.

          (a) Borrower will not increase the salary, bonus, or other compensation programs (whether in cash, securities or other property, and whether payment is deferred or current) of its chief executive officer and chief financial officer, unless such compensation increase is approved by a majority of the Board or a Compensation Committee of the Board, a majority of whom shall be nonemployee Directors. Compensation to other senior executive officers, including division managers, shall be consistent with the policies of the Compensation Committee.

          (b) Borrower shall not implement any bonus, profit sharing or other incentive plans, until such plans are formally adopted by the majority of the Board or a Compensation Committee of the Board, a majority of whom shall be nonemployee Directors. Borrower's executive compensation shall be consistent with the general compensation policies adopted by the Compensation Committee of the Board.

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

Section 6.11      Restricted Payments.

          Borrower shall not (i) without the consent of the Lender, declare or pay any Dividend (other than stock dividends) or make any other cash distribution on (a) any Common Stock, (b) any Preferred Stock, if at the time of such declaration or payment, Borrower is in Default with respect to the Loan,
(ii) purchase, redeem or otherwise acquire any shares of Common Stock or any shares of Preferred Stock, without the consent of the Lender, (iii) make any payments of Indebtedness which are pari passu or subordinated to the Debentures, if at the time of such payment, Borrower is in Default with respect to the Loan, or (iv) make any prepayments of Indebtedness which are pari passu or subordinated to the Debentures, unless the Debentures is prepaid on a pro rata basis, without the consent of the Lender. Borrower shall not permit its Subsidiaries to enter into any agreements restricting the payment of dividends from the Subsidiaries to Borrower, without the consent of the Lender.

Section 6.12      Consolidation or Merger.

          Borrower shall not combine, consolidate or merge with or into any other business entity, unless the surviving entity, after such combination, merger or consolidation, will not be in Default and the surviving entity, as a condition precedent to such combination, merger or consolidation becomes a party to this Agreement and each of the other Loan Documents, as appropriate. Subsidiaries shall only combine, consolidate with or merge into Borrower or another Subsidiary; provided, however, that a Subsidiary may combine, merge or consolidate with any other entity as long as such Subsidiary is the surviving entity of such combination, merger or consolidation, and Borrower is not in Default.

ARTICLE VII. - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS

Section 7.01      Financial Ratios.

          So long as any Debentures are outstanding hereunder, or unless the Lender shall otherwise consent in writing, Borrower, on a consolidated basis, shall be in compliance with the following covenants:

          (a) Consolidated EBITDA. Borrower shall have Consolidated EBITDA for the fiscal quarter ended June 30, 2004 of not less than negative $350,000.

          (b) Ratio of Indebtedness to Consolidated Capitalization. Borrower shall not permit the ratio (expressed as a percentage) of the consolidated Indebtedness of the Borrower and its subsidiaries computed in accordance with GAAP to Consolidated Capitalization of Borrower as at the end of any fiscal quarter to be greater than 40%.

          (c) Ratio of Consolidated EBITDA to Consolidated Interest. The Borrower shall not permit its ratio of Consolidated EBITDA to Consolidated Interest to be less than (A) 1.0 to 1.0 for the fiscal quarter ended September 30, 2004, (B) 1.0 to 1.0 for the fiscal quarter ended December 31, 2004 and (C)
2.0 to 1.0 for any fiscal quarter thereafter beginning with the fiscal quarter ended March 31, 2005.

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

ARTICLE VIII. -  EVENTS OF DEFAULT

Section 8.01      Events of Default.

          An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay when due (or shall state in writing an intention not to pay or its inability to pay) any installment of interest on or principal of, any Debentures or any fee, expense or other payment required hereunder;

          (b) Any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Agent pursuant hereto or in connection herewith or with the Loans hereunder, or in any Subsidiary Document shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

          (c) Default shall occur in the performance of any of the covenants or agreements of Borrower or of its Subsidiaries contained herein, or in any of the other Loan Documents or in any Subsidiary Document and the Company shall remain in default for a period of thirty (30) days;

          (d) Default shall occur in the payment of any Indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), or nonmonetary default shall occur in respect of any note, loan agreement or credit agreement relating to any Indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), and such default continues for more than the period of grace, if any, specified therein or any Indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), shall become due before its stated maturity by acceleration of the maturity, or any indebtedness having an aggregate principal amount in excess of Twenty-Five Thousand Dollars ($25,000), shall become due by its terms and shall not be promptly paid or extended;

          (e) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against Borrower, Guarantor or any of its or their respective Subsidiaries in accordance with the respective terms, or shall, in any way, be terminated or become or be declared by any court or by Borrower or any Subsidiary in any legal proceeding to be ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges stated therein to be created thereby;

          (f) Borrower,  Guarantor or its or their respective Subsidiaries shall
(i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (g) An involuntary petition or complaint shall be filed against Borrower, Guarantor or any of its or their respective Subsidiaries seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or its subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

          (h) Any final judgment(s) for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against Borrower, Guarantor or any of its or their respective Subsidiaries and such judgment or judgments shall not be satisfied or discharged prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

          (i) Borrower shall fail to issue and deliver shares of Common Stock as provided herein upon conversion of any of the Debentures.

Section 8.02      Remedies Upon Event of Default.

          (a) If an Event of Default shall have occurred and be continuing, then the Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as the Lender in its sole discretion may deem necessary or appropriate:

                  (i) declare the unpaid Principal Amount (after application of any payments or installments received by the Lender) of, and all interest then accrued but unpaid on, the Debentures and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Debentures to the contrary notwithstanding;

                  (ii) reduce any claim to judgment; and

                  (iii) without notice of default or demand, pursue and enforce any of the Lender's rights and remedies under the Loan Documents and the Subsidiary Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

          (b) In the event of a violation by Borrower of the negative covenants set forth in Article VI, the Lender may, in its sole discretion, (i) waive compliance with the covenants; or (ii) require Borrower to redeem the Debentures at the higher of market value or the unpaid principal amount of the Debentures, together with an amount equal to an 18% annual yield on the principal amount through the Redemption Date, whichever is greater.

Section 8.03      Performance by the Lender.

          Should Borrower, Guarantor or any of its or their respective Subsidiaries fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents or in any Subsidiary Document, Lender or Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender or Agent, promptly pay any amount reasonably expended by Lender or Agent in such performance or attempted performance to Lender or Agent at its principal office, together with interest thereon, at the interest rate specified in the Debentures, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender or Agent assumes no liability or responsibility for the performance of any duties of Borrower or any Subsidiary hereunder or under any of the other Loan Documents or under any Subsidiary Document.

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

Section 8.04      Payment of Expenses Incurred by the Lender.

          Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower agrees to pay and shall pay all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender or Agent in connection with the preservation and enforcement of the Lender's rights under this Agreement, the Debentures or any other Loan Document promptly upon demand therefor.

ARTICLE IX. -  REGISTRATION RIGHTS

Section 9.01      "Piggy-Back" Registration.

          If Borrower proposes to register any of its capital stock under the 1933 Act in connection with an underwritten public offering of such securities for its own account or for the account of its security holders, other than Holders of Registrable Securities pursuant hereto (a "Piggy-Back Registration Statement"), except for a standby underwritten offering in connection with the redemption of a class of Borrower's outstanding securities, then:

          (a) Borrower shall give written notice of such determination to each Holder of Registrable Securities, and each such Holder shall have the right to request, by written notice given to Borrower within 15 days of the date that such written notice was mailed by Borrower to such Holder, that a specific number of Registrable Securities held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering) ;

          (b) The notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of Borrower and for the account of its shareholders (other than the Holders of Registrable Securities), if any;

          (c) Each Holder of Registrable Securities to be included therein must agree (i) to sell such Holder's Registrable Securities on the same basis as provided in the underwriting arrangement approved by Borrower, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC or by any state securities regulatory body;

          (d) If the managing underwriter or underwriters for the underwritten offering under the Piggy-Back Registration Statement determines that inclusion of all or any portion of the Registrable Securities in such offering would materially adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Securities that may be sold by the Holders shall be limited to such number of Registrable Securities, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by Borrower for its own account and for the account of other stockholders (other than Holders of Registrable Securities), as they may agree among themselves, and second, as to the balance, if any, Registrable Securities requested to be included therein by the Holders thereof (pro rata as between such Holders based upon the number of Registrable Securities initially proposed to be registered by each), or in such other proportions as the managing underwriter or underwriters for the offering may require; provided, however, that in the event that the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering pursuant to the terms and conditions set forth above and the Piggy-Back Registration Statement is a result of public offering by Borrower of its securities for its own account, there shall be included in the offering, first, up to the maximum number of securities to be sold by Borrower for its own account and second, as to the balance, if any, securities to be sold for the account of Borrower's stockholders (both the Holders of Registrable Securities requested and such other stockholders of Borrower requested to be included therein) on a pro rata basis;

          (e) Holders of Registrable Securities shall have the right to withdraw their Registrable Securities from the Piggy-Back Registration Statement, only during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Securities;

          (f) The exercise of the registration rights of the Holders with respect to any specific underwritten offering shall be subject to a 90-day delay at the request of the managing underwriter;

          (g) All piggyback registration rights of the Holders shall terminate when all of the Registrable Securities Then Outstanding may be sold pursuant to Rule 144(k), provided that the Registrable Securities are then listed on a national securities exchange or traded pursuant to an automatic quotation system the volume of transactions on which have averaged for the preceding one hundred and eighty trading days not less than the number of shares of Registrable Securities divided by five.

Section 9.02      Shelf Registration.

          (a) Borrower shall file a registration statement on Form S-1 under the 1933 Act (the "Shelf Registration") covering all of the Registrable Securities within 180 days of the Loan Closing Date, and Borrower shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective and to keep the Shelf Registration continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities. The securities shall cease to be Registrable Securities (a) when the Shelf Registration shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to a registration statement, or (b) such securities shall have been sold as permitted by Rule 144 under the 1933 Act or the date on which the Registrable Securities may be sold pursuant to Rule 144(k), whichever is the first to occur. Borrower agrees, if necessary, to supplement or amend the Shelf Registration, as required by the registration form utilized by Borrower or by the instructions applicable to such registration form or by the 1933 Act, and Borrower agrees to furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to its being used.

          (b) Notwithstanding the foregoing provisions of this Section 9.02, the Company may voluntarily suspend the effectiveness of any such registration statement for a limited time, which in no event shall be longer than 30 days in any three-month period and no longer than 90 days in any twelve month period, if the Company has been advised by counsel or underwriters to the Company that the offering of any Offering Shares pursuant to the registration statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company. If any event occurs that would cause any such registration statement to contain a material misstatement or omission or not to be effective and usable during the period that such registration statement is required to be effective and usable, the Company shall promptly file an amendment to the registration statement and use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable thereafter.

Section 9.03      Obligations of Borrower.

          Whenever  required  to  effect  the  registration  of any  Registrable
Securities pursuant to this Agreement, Borrower shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, subject to the receipt of all required information from the Holders, and keep such registration statement effective until the sooner of all such Registrable Securities having been distributed, or until 120 days have elapsed since such registration statement became effective (subject to an extension of this period as provided below);

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or 120 days have elapsed since such registration statement became effective (subject to the extension of this period as provided below);

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Borrower shall not be required, in connection therewith or as a condition thereto, to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to Borrower and the Holders of a majority of the Registrable Securities to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (g) In the event of the notification provided for in Section 9.03(f) above, Borrower shall use commercially reasonable efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the 1933 Act, and the period during which the prospectus referred to in the notice provided for in
Section 9.03(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 9.03(g) shall not be counted in the 120 day period of this Section 9.03.

Section 9.04      Furnish Information.

          (a) It shall be a condition precedent to the obligations of Borrower to take any action pursuant to this Article IX that the selling Holders shall furnish to Borrower any and all information reasonably requested by Borrower, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including, but not limited to: (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities; and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

          (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, Borrower shall give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of Borrower's records and documents and such opportunities to discuss the business of Borrower with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

Section 9.05      Expenses of Registration.

          All expenses, other than underwriting discounts and commissions applicable to the Registrable Securities sold by selling Holders, incurred in connection with the registration of the Registrable Securities pursuant to this Article, including, without limitation, all registration, filing and qualification fees, printer's expenses, and accounting and legal fees and expenses of Borrower, shall be borne by Borrower; provided, however, selling Holders shall be responsible for all costs of their due diligence and legal counsel and other advisors in connection with a registration of Registrable Securities and all underwriting discounts and commissions applicable to the Registrable Securities sold by the selling Holders.

Section 9.06      Indemnification Regarding Registration Rights.

          If any Registrable Securities are included in a registration statement under this Article:

          (a) To the extent permitted by law, Borrower will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to Borrower or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to Borrower or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Borrower of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 9.06(a) shall not apply and Borrower shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder or its authorized agent, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Borrower, which consent shall not be unreasonably withheld. THE BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING INDEMNITY MAY RESULT IN ONE OR MORE INDEMNITEES BEING INDEMNIFIED, IN WHOLE OR IN PART, FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE.

          (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless Borrower, each of its directors and officers who have signed the registration statement, each Person, if any, who controls Borrower within the meaning of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, each of Borrower's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses or liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which Borrower or any such director, officer, controlling person, employee, agent, representative, underwriter or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration. Each such Holder will indemnify any legal or other expenses reasonably incurred by Borrower or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or officer, director or any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld. THE HOLDERS, BY AGREEING TO BECOME HOLDERS, RECOGNIZE AND AGREE THAT THE FOREGOING INDEMNITY MAY RESULT IN ONE OR MORE INDEMNITEES BEING INDEMNIFIED, IN WHOLE OR IN PART, FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE.

          (c) Promptly after receipt by an indemnified  party under this Section
9.06 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.06, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 9.06, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

          (d) If the indemnification provided for in this Section 9.06 is unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Borrower, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of Borrower, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by Borrower or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Borrower, on the one hand, and the Holders, on the other, agree that it would not be just and equitable if contribution pursuant to this Section
9.06 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this
Section 9.06, neither Borrower nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which Borrower or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Section 9.07      Reports Under the 1934 Act.

          So long as Borrower has a class of securities  registered  pursuant to
Section 12 of the 1934 Act, with a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Borrower to the public without registration or pursuant to a registration on Form S-3, if applicable, Borrower agrees to use its reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) File with the SEC, in a timely manner, all reports and other documents required of Borrower under the 1933 Act and the 1934 Act;

          (c) Use its best efforts to include all Common Stock covered by such registration statement on NASDAQ if the Common Stock is then quoted on NASDAQ; or list all Common Stock covered by such registration statement on such securities exchange or bulletin board on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on NASDAQ or listed on any national securities exchange or bulletin board, use its commercially reasonable efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of Borrower, listed on a national securities exchange or bulletin board if eligible for listing; and

          (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, (i) forthwith upon request, a copy of the most recent annual or quarterly report of Borrower and such other SEC reports and documents so filed by Borrower, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Section 9.08      Assignment of Registration Rights.

          Subject to the terms and conditions of this Agreement, and the Debentures, the right to cause Borrower to register Registrable Securities pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that (i) such transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Securities and assumes in writing the obligations of the transferor under this
Article IX, (ii) such transferee or assignee is not a Person who is a direct, material competitor of Borrower, (iii) Borrower is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, (iv) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that, so long as Holder holds any Registrable Securities hereunder, either Holder or its transferee or assignee of at least ten percent may exercise the piggy-back registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

Section 9.09      Other Matters.

          (a) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, with respect to each offering of the Registrable Securities, whether each Holder is offering such Registrable Securities in an underwritten or nonunderwritten offering, such Holder will comply with Regulation M or such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any nonunderwritten offering, in writing will inform Borrower, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of Borrower are listed, that the Registrable Securities have been sold and will, upon Borrower's request, furnish the distribution list of the Registrable Securities. In addition, upon the request of Borrower, each Holder will supply Borrower with such documents and information as Borrower may reasonably request with respect to the subject matter set forth and described in this Section 9.09.

          (b) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Borrower of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of
Registrable   Securities   under  the  prospectus   related  to  the  applicable
registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by Borrower that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

Section 9.10      Representations of Lender

          Lender hereby represents and warrants to the Company as follows:

          (a) Lender is acquiring the Debentures for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and applicable state securities laws.

          (b) Lender understands that (A) the Debentures and the shares of Common Stock into which such Debentures are convertible (1) have not been registered under the Securities Act or any state securities laws, (2) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (B) the Lender must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Lender further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Lender expressed herein. Pursuant to the foregoing, the Lender acknowledges that the certificates representing the shares of Common Stock into which the Debentures are convertible shall bear a restrictive legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

          (c) The Lender has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Lender's interest in connection with the acquisition of the Debentures. The
Lender understands that the acquisition of the Debentures is a speculative investment and involves substantial risks and that the Lender could lose its entire investment in the Debentures. To the extent deemed necessary by the Lender, it has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Debentures. The Lender has the ability to bear the economic risks of its investment in the Borrower, including a complete loss of the investment, and the Lender has no need for liquidity in such investment.

          (d) The Lender has been furnished by the Borrower all information (or provided access to all information) regarding the business and financial condition of the Borrower, its expected plans for future business activities, the attributes of the Debentures and the merits and risks of an investment in the Borrower which the Lender has requested or otherwise need to evaluate the investment in the Borrower.

          (e) Lender is in receipt of and has carefully read and understands the following items:

          (i) Annual Report on Form 10-K for the period ending December 31, 2002, filed by the Company with the Securities and Exchange Commission on March 31, 2003

          (ii) Quarterly Reports on Form 10-Q for each of the periods ending March 31, 2003 and June 30, 2003, filed by the Company with the Securities and Exchange Commission on May 15, 2003 and August 13, 2003, respectively

          (iii) Definitive Proxy Statement on Form 14A, filed by the Company with the Securities and Exchange Commission on August 25, 2003; and

          (iv) Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on April 9, 2003 and June 6, 2003;

          (v)  Term  sheet  with   respect  to  a  proposed   transaction   with
Schlumberger; and

          (vi)  Term  sheet  with  respect  to  a  proposed   transaction   with
Halliburton (collectively, items (i) through (vi), the "Disclosure Documents").

          (f) In making the proposed investment decision, the Lender is relying solely on investigations made by the Lender and its representatives. The offer to sell the Debentures was communicated to the Lender in such a manner that the Lender was able to ask questions of and receive answers from the management of the Borrower concerning the terms and conditions of the proposed transaction and that at no time was the Lender presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

          (g) The Lender acknowledges that it has been advised that:

          (i) Neither the Debentures nor the shares of Common Stock into which the Debentures are convertible have been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Borrower. Any representation to the contrary is a criminal offense.

          (ii) Neither the Debentures nor the shares of Common Stock into which the Debentures are convertible have been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

          (iii) The Debentures and the shares of Common Stock into which the Debentures are convertible are "Restricted Securities" within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

          (h) The Lender further represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

ARTICLE X. - BOARD OF DIRECTORS

Section 10.01     Board Representation or Attendance by Observer.

          (a) Borrower herewith agrees that subject to Subsection 10.01(c) below, the Agent shall have the right, from time to time, to designate a nominee to serve as a member of the Board of Directors of Borrower. In addition, if while Agent has the right to name a director pursuant to the preceding sentence, a monetary Default under Section 8.01 hereof shall occur and remain uncured for ten (10) days, the Agent shall have the right to designate one (1) additional nominee to serve as a member of the Board of Directors of Borrower. Borrower will nominate and use its best efforts to secure the election of such designee(s) as Director(s) of Borrower. During such time as Agent has not exercised such rights, the Agent shall have the right to designate an observer, who shall be entitled to attend and participate (but not vote) in all meetings of the Board of Directors and to receive all notices, reports, information, correspondence and communications sent by Borrower to members of the Board of Directors. All costs and expenses incurred by any such designated Director or observer, or by Agent on behalf of such Director or observer, shall be promptly reimbursed by Borrower, consistent with such reasonable policies with respect to the reimbursement of expenses as Borrower shall adopt from time to time.

          (b) Any such Director or observer shall, if requested to do so, absent himself or herself from the meeting in the event of, and so long as, the Directors are considering and acting on matters pertaining to any rights or obligations of Borrower or the Lender under this Agreement, the Debentures, the other Loan Documents or the Subsidiary Documents.

          (c) Notwithstanding the provisions of Subsection (a) above, if the Lender shall cease to be the beneficial holder of Common Stock representing at least five percent (5%) of the issued and outstanding shares of Common Stock, the Borrower shall not be obligated to cause any person who is not an affiliate of the Agent to be elected to the Board of Directors of the Borrower.

Section 10.02  Limitation of Authority of Persons Designated as a Director
               Nominee.

          It is provided and agreed that the actions and advice of any person while serving pursuant to Section 10.01 as a Director or an observer at meetings of the Board of Directors shall be construed to be the actions and advice of that person alone and not be construed as actions of the Lender as to any notice of requirements or rights of Lender under this Agreement, the Debentures, the other Loan Documents or the Subsidiary Documents nor as actions of the Lender to approve modifications, consents, amendments or waivers thereof; and all such actions or notices shall be deemed actions or notices of the Lender only when duly provided in writing and given in accordance with the provisions of this Agreement.

Section 10.03     Nonliability of the Lender.

          The relationship between Borrower and the Lender is, and shall at all times remain, solely that of borrower and lender. The Lender neither undertakes nor assumes any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with any phase of Borrower's business, operations or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or information supplied to Borrower by the Lender, or any representative or agent of the Lender, in connection with any such matter is for the protection of the Lender, and neither Borrower nor any third party is entitled to rely thereon.

ARTICLE XI. -  AGENCY PROVISIONS

Section 11.01     The Lender's Representations and Warranties to Agent.

          Lender represents and warrants to the Agent:

          (a) It is legal for it to make the Loan, and the making of such Loan complies with laws applicable to it;

          (b) It has made, its own independent review (including any desired investigations and inspections) of, and it accepts and approves, the Loan, this Agreement and the associated documents and all other matters and information which it deems pertinent. It acknowledges that the Loan Documents and the Subsidiary Documents are a complete statement of all understandings and respective rights and obligations between and among the Lender, Subsidiaries and Borrower regarding the Loan;

          (c) Lender has not made any express or implied representation or warranty to any other lender with respect to this transaction;

          (d) It will, independently and without reliance upon any other lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will make such investigation as it deems necessary to inform itself as to the Loan, the Loan Documents, the Subsidiary Documents, Borrower and any collateral; provided, however, nothing contained in this Section shall limit Agent's obligation to provide the Lender with the information and documents Agent is expressly required to deliver under this Agreement;

          (f) The Loan Documents executed by the Lender are valid and binding obligations of the Lender.

Section 11.02  Waiver of Loan Provisions or Interest or Principal Payments.

          A waiver of an interest or principal payment, a declaration of a Default or any amendment, modification or waiver of this Agreement or the Debentures will require the consent of the Lender, which may be given by the Agent on behalf of the Lender.

Section 11.03     Agency.

          (a) Lender hereby designates and appoints Renaissance Group as its Agent under this Agreement and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and the Subsidiary Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lender and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Borrower. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents or the Subsidiary Documents, by or through its agents or employees.

          (b) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, in the other Loan Documents or in the Subsidiary Documents. Except as expressly provided herein, the duties of the

Agent shall be mechanical and administrative in nature. The Agent shall have, and may use, its sole discretion with respect to exercising or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement, the other Loan Documents and the Subsidiary Documents. The Agent shall not have, by reason of this Agreement, a fiduciary relationship with respect to the Lender. Nothing in this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents except as expressly set forth herein or therein. If the Agent seeks the consent or approval of the Lender to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to the Lender. The Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lender or Borrower, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          (c) Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lender for any action taken or omitted by it or any of them under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, or in connection herewith or therewith, except that no Person shall be relieved of any liability imposed by law, intentional tort or gross negligence. The Agent shall not be responsible to the Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or any of the transactions contemplated thereby, or for the financial condition of Borrower or the Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent shall give the Lender notice of any Default or Event of Default of which Agent has actual notice. The Agent may, at any time, request instructions from the Lender with respect to any actions or approvals which, by the terms of this Agreement, of any of the other Loan Documents or of any of the Subsidiary Documents, the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents or any of the Subsidiary Documents until it shall have received such instructions from the Lender. Without limiting the foregoing, the Lender shall not have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents in accordance with the instructions of the Lender.

          (d) The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, any of the other Loan Documents or any of the Subsidiary Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          (e) To the extent that the Agent is not reimbursed and indemnified by Borrower, the Lender will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any of the Subsidiary Documents or any action taken or omitted by the Agent under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents. The obligations of the Lender under this indemnification provision shall survive the payment in full of the Loans and the termination of this Agreement.

ARTICLE XII. -  MISCELLANEOUS

Section 12.01     Strict Compliance.

          Any waiver by the Lender of any breach or any term or condition of this Agreement, the other Loan Documents or the Subsidiary Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement, the other Loan Documents or the Subsidiary Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of Borrower for anything arising out of, connected with or based upon this Agreement, the other Loan Documents or the Subsidiary Documents.

Section 12.02     Waivers and Modifications.

          All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement, the Debentures, any other Loan Documents or any Subsidiary Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by the Lender and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given, in any case, shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Agent or Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder, under the other Loan Documents and under the Subsidiary Documents shall be in addition to all other rights provided by law.

Section 12.03     Limitation on Liability.

          The duties, warranties, covenants and promises arising from the Loan Documents and the Subsidiary Documents of Lender or Agent to Borrower shall be several and not joint, and Borrower shall have no legal or equitable cause of action against Lender or Agent (or their successors or assigns) for any liability of the other (or its successors or assigns).

Section 12.04     [Intentionally Left Blank]

Section 12.05     Invalid Provisions.

          If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

Section 12.06     Maximum Interest Rate.

          (a)  Regardless  of  any  provision  contained  in  any  of  the  Loan
Documents, Lender shall never be entitled to receive, collect or apply as interest on the Debentures any amount in excess of interest calculated at the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debentures; provided that, if the Debentures is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debentures and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

          (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest permitted by applicable law on such day that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debentures under the laws which are presently in effect of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

Section 12.07     Participations and Assignments of the Debentures.

          (a) Lender and the Agent shall have the right to enter into a participation agreement with any other party or its Affiliates with respect to the Debentures, or to sell or assign all or any part of the Debentures, but any participation, sale or assignment shall not affect the rights and duties of Lender or the Agent hereunder vis-a-vis Borrower; provided, however, that any purchaser or assignee of all or any participation in a Debenture shall be entitled to receive additional amounts payable with respect to Indemnified Taxes pursuant to Section 2.10(a) or indemnification for Indemnified Taxes or Other Taxes pursuant to Section 2.10(c) only to the same extent as if it were a Lender (and, with respect to any particular purchaser or assignee, to no greater extent than the Lender that sold or assigned the Debenture (or participation therein) to such purchaser or assignee). In the event that all or any portion of the Debentures shall be at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender or the Agent hereunder (herein "Action"), shall be such action as taken by the holder of a majority in amount of the Principal Amount of the Debentures then outstanding, as such holder are recorded on the books of Borrower and represented by the Agent as described in subsection (b) below.

          (b) Any Lender, and any purchaser or assignee of a Debenture (or any participation therein) held by such Lender, that changes its domicile or residence for tax purposes, shall be entitled to receive additional amounts payable with respect to Indemnified Taxes pursuant to Section 2.10(a) or indemnification for Indemnified Taxes or Other Taxes pursuant to Section 2.10(c) only to the same extent that such Lender, or purchaser or assignee of such Lender, was entitled to receive such additional amounts (taking into account the limitations imposed by subparagraph (a), hereof) immediately prior to such change in domicile or residence for tax purposes.

          (c) Assignment or sale of a Debenture shall be effective on the books of Borrower only upon (i) endorsement of the Debentures, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Debentures to Borrower for issue of a replacement
Debentures, in the name of the new holder; (ii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws; and (iii) delivery of any Prescribed Forms applicable to such new holder.

          (d) The Debentures may be sold, transferred or assigned only to Affiliates of Lender or permitted transferees in multiples of Fifty Thousand Dollars ($50,000).

Section 12.08     Confidentiality.

          (a) Subject to the penultimate sentence of this Subsection, all financial reports or information that are furnished to Lender or Holders, or their respective director designees or other representatives, pursuant to this Agreement or pursuant to the Debentures, the other Loan Documents or the Subsidiary Documents shall be treated as confidential unless and to the extent that such information has been otherwise publicly disclosed by Borrower, but nothing herein contained shall limit or impair the Lender's or Holders' right to disclose such reports to any appropriate Governmental Authority or member of the United States Congress, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which the Lender or Holders deem necessary to protect their respective interests under this Agreement. Notwithstanding the foregoing, Borrower shall not deliver financial and other information to Lender which will be material and non public information following the next filing by Borrower of a report on Form 10Q unless Borrower shall specifically designate that information as such in writing prior to delivery thereof to Lender, and Lender shall be given the opportunity to decline to receive such information for a so long as Lender shall deem appropriate. To the extent that Lender shall reasonably request, Borrower shall cooperate with Lender by delivering any material nonpublic information declined by Lender pursuant to the preceding sentence to a third party designated by Lender, but such delivery shall not be deemed a delivery to Lender of material nonpublic information and none of such information shall be imputed to Lender.

          (b) Lender and the Agent shall use their reasonable efforts to protect and preserve the confidentiality of Borrower's confidential information, except for such disclosure as shall be required for compliance by Lender or its respective director designees with SEC reporting requirements or any administrative or judicial proceeding or otherwise as required by law or process of law. The provisions of Section 5.01 notwithstanding, Borrower may refuse to provide information as required pursuant thereto to an assignee or successor in interest to Lender, unless and until such assignee or successor shall have executed an agreement to maintain the confidentiality of the information as provided herein.

          (c) Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document

(and any employee, representative or other agent of any such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment of the U.S. federal income tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. In addition, the confidentiality provisions hereof shall not restrict any person from disclosing any matter to any representative of the United States government or any of its agencies or any member of the United States Congress.

Section 12.09     Binding Effect.

          The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

Section 12.10     No Third Party Beneficiary.

          Except as  contemplated  with  respect to  Indemnitees  and Holders in
Section 5.20 and Article IX, respectively, the parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein, in the Debentures, in any other Loan Document or in any Subsidiary Document, no conduct by any or all of the parties hereto, before or after signing this Agreement, any other Loan Document nor any Subsidiary Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

Section 12.11     Entirety.

          This Agreement and the Debentures, the other Loan Documents, the Subsidiary Documents and any other documents or instruments issued or entered into pursuant hereto and thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, written or oral (if any), relating to the subject matter hereof and thereof.

Section 12.12     Headings.

          Section  headings are for convenience of reference only and, except as
a  means  of   identification   of  reference,   shall  in  no  way  affect  the
interpretation of this Agreement.

Section 12.13     Survival.

          All representations and warranties made by Borrower herein shall survive delivery of the Debentures and the making of the Loans.

Section 12.14     Multiple Counterparts.

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties contemplate that one or more of the signatures to this Agreement or to the other Loan Documents may be delivered by facsimile transmission.

Section 12.15     Knowledge of Borrower.

          As used herein or in any of the other Loan Documents, all references to "Borrower's best knowledge" or "to the knowledge of Borrower" or words or phrases of similar import (whether or not modified by any additional phrase) shall in each case mean the knowledge of Borrower, the Subsidiaries or their respective executive officers and directors.

Section 12.16     Notices.

          Any notices or other communications required to be given hereunder or under any other documents and instruments referred to herein must be given in writing and personally delivered sent by reputable overnight service, such as FedEx. Provided, however, that any notice permitted to be given hereunder, and not required to be delivered in accordance with the preceding sentence, and any communication or report required to be delivered under Sections 5.01, 5.02, 5.03 or 5.04 may be delivered by electronic mail, telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

          If to Borrower:                Gasco Energy, Inc.
                                         14 Inverness Drive East
                                         Building H, Suite 236
                                         Englewood, CO 80112
                                         Attn:    Mark Erickson
                                         Telephone:        (303) 483-0044
                                         Telecopier:       (303) 483-0011

          with a copy to:                Vinson & Elkins L.L.P.
                                         2300First City Tower
                                         1001 Fannin
                                         Houston, Texas  77002
                                         Attn:    Michael Finch
                                         Telephone:        (713)-758 2158
                                         Telecopier:       (713) 615-5282

          If to Lender:                  Renaissance Capital Growth & Income
                                          Fund III, Inc.
                                         c/o Renaissance Capital Group, Inc.
                                         8080 N. Central Expressway,
                                          Suite 210-LB59
                                         Dallas, TX 75206
                                         Attn:    Russell Cleveland
                                                  President and CEO
                                         Telephone:      (214) 891-8294
                                         Telecopier:     (214) 891-8291

                                         Renaissance US Growth & Investment
                                           Trust PLC
                                         c/o Renaissance Capital Group, Inc.
                                         8080 N. Central Expressway,
                                           Suite 210-LB59
                                         Dallas, TX 75206
                                         Attn:    Russell Cleveland
                                                  President and CEO
                                         Telephone:      (214) 891-8294
                                         Telecopier:     (214) 891-8291

                                         BFSUS Special Opportunities Trust PLC
                                         c/o Renaissance Capital Group, Inc.
                                         8080 N. Central Expressway,
                                           Suite 210-LB59
                                         Dallas, TX 75206
                                         Attn:    Russell Cleveland
                                                  President and CEO
                                         Telephone:      (214) 891-8294
                                         Telecopier:     (214) 891-8291

          with a copy to:                Jackson Walker L.L.P.
                                         901 Main Street, Suite 6000
                                         Dallas, Texas  75202
                                         Attn:    Jeffrey M. Sone
                                         Telephone:      (214) 953-6107
                                         Telecopier:     (214) 953-5822

          If to Agent:                   Renn Capital Group, Inc.
                                         8080 N. Central Expressway,
                                           Suite 210-LB59
                                         Dallas, TX 75206
                                         Attn:    Russell Cleveland
                                                  President and CEO
                                         Telephone:      (214) 891-8294
                                         Telecopier:     (214) 891-8291

          with a copy to:                Jackson Walker L.L.P.
                                         901 Main Street, Ste 6000
                                         Dallas, Texas  75202
                                         Attn:    Jeffrey M. Sone
                                         Telephone:      (214) 953-6107
                                         Telecopier:     (214) 953-5822


          Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

Section 12.17     Tax Residence

          Each Lender represents that it is either (i) a corporation organized under the laws of the United States or a state or other political subdivision thereof or the District of Columbia, or (ii) a resident of the United Kingdom for tax purposes that is eligible for the benefits of the Income Tax Treaty between the United States and the United Kingdom, including the benefits of
Article 11 thereof. Each Lender that makes the representation described in clause (ii) of the preceding sentence agrees that it shall provide to the Borrower prior to any payment under the Debenture (and at such times as are required thereafter) a Form W-8BEN (or applicable successor form) certifying that it is a resident of the United Kingdom and that it is eligible for the benefits of the Income Tax Treaty between the United States and the United Kingdom, including the benefits of Article 11. Borrower shall, unless otherwise instructed by Lender to the contrary, withhold any payment due under the Debenture until such time as the Form W-8BEN has been provided. Lender shall use commercially reasonable efforts to apply for a U.S. Taxpayer Identification Number not later than 5 days following the Closing Date.

Section 12.18     Governing Law.

          THIS LOAN AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT THE LAWS OF THE STATE OF UTAH, AND APPLICABLE FEDERAL LAW, SHALL GOVERN MATTERS RELATED TO THE INTERPRETATION AND APPLICATION OF THE PROVISIONS OF THE MORTGAGE.

                            [Signature page follows.]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.
                                                BORROWER:

                                                GASCO ENERGY, INC.

                                                By:
                                                   ----------------------------
                                                   W. King Grant
                                                   Chief Financial Officer


                                                LENDER:

                                                BFSUS SPECIAL OPPORTUNITIES
                                                TRUST PLC

                                                By:
                                                   -----------------------------
                                                   Russell Cleveland, Director

                                                RENAISSANCE US GROWTH &
                                                INVESTMENT TRUST PLC

                                                By:
                                                   -----------------------------
                                                   Russell Cleveland, Director


                                              RENAISSANCE CAPITAL GROWTH &
                                              INCOME FUND III, INC.

                                              By:Renaissance Capital Group,Inc.,
                                                       Investment Adviser

                                              By:
                                                 -------------------------------
                                                   Russell Cleveland
                                                   President and CEO

                                                AGENT:

                                                RENN CAPITAL GROUP, INC.

                                                By:
                                                   ----------------------------
                                                   Russell Cleveland
                                                   President and CEO

ARTICLE XIII. -  SCHEDULES TO CONVERTIBLE LOAN AGREEMENT


Schedule 2.02              The Drilling Program

Schedule 2.09              Finder's Fees

Schedule 3.01              Closing Conditions

Schedule 4.03              Conflicts and Consents

Schedule 4.05              Liens

Schedule 4.06              Financial Condition

Schedule 4.08              Material Agreements

Schedule 4.09              Litigation

Schedule 4.10              Taxes

Schedule 4.11              Capitalization

Schedule 4.13              Employee Matters

Schedule 4.14              Employee Benefit Plans

Schedule 4.15              Permits

Schedule 4.16              Licenses and Permits

Schedule 4.17              Contracts

Schedule 4.19              Insider Agreements not listed on SEC Filings

Schedule 4.20              Subsidiaries

Schedule 4.21              Casualties

Schedule 4.25              Insurance

Schedule 4.27              Real Property

Schedule 4.28              Environmental Matters

Schedule 5.21              Ownership of Subsidiaries

Schedule 6.01              Indebtedness

Schedule 6.04              Transactions with Affiliates

                      SCHEDULE 2.02 - THE DRILLING PROGRAM



See attached schedule.

                          SCHEDULE 2.09 - FINDER'S FEES


Bruce Lazier - 1.5% Finder's Fee    $37,500.00

                        SCHEDULE 3.01 CLOSING CONDITIONS

(h) Lock-Up Letters

Michael K. Decker
W. King Grant
Marc Bruner

(m) Consents

Gasco will need to obtain BLM permits for drilling wells on the Oil and Gas Collateral and for constructing necessary pipelines.

                    SCHEDULE 4.03 - NO CONFLICTS OR CONSENTS



Gasco obtained the waiver of Section 2.5 and Section 2.6 of the Shama Zoe Property Purchase Agreement dated October 3, 2003. Section 2.5 requires the prior written consent of the general partner of Shama Zoe for Gasco to issue any shares of its common stock for cash consideration less than $1.80 per share prior to certain events.

Section 2.6 requires the prior written consent of the general partner of Shama Zoe for Gasco to issue any shares of its common stock that are subject to registration rights prior to certain events.

                              SCHEDULE 4.05 - LIENS

None.

                       SCHEDULE 4.06 - FINANCIAL CONDITION

None.

                       SCHEDULE 4.08 - MATERIAL AGREEMENTS

----------------------------------------------------------------------------------------------------------------------------------
   Agreement No.              Parties                  Date          Agreement Type                          County       State
----------------------------------------------------------------------------------------------------------------------------------
      A-1015       Burlington Oil & Gas Company       08/15/01   Muddy Creek Exploration Agreement          Sublette     Wyoming
----------------------------------------------------------------------------------------------------------------------------------
      A-1027       Burlington Oil & Gas Company       08/15/01   CD Exploration Agreement                   Sublette     Wyoming
----------------------------------------------------------------------------------------------------------------------------------
      A-1004       Shama Zoe Limited Partnership      8/9/2002   Property Purchase Agreement                Sublette     Wyoming
----------------------------------------------------------------------------------------------------------------------------------
      A-1018       Caza Drilling Inc.                 8/1/2002   Drilling Agreement                         Sublette     Wyoming
----------------------------------------------------------------------------------------------------------------------------------

                           SCHEDULE 4.09 - LITIGATION


Gasco has received an inquiry fromt he FCC asking for information about unsolicited fax advertisements sent on behalf of Gasco. Gasco has responded to the inquiry and is awaiting response from the FCC.


Burlington Resources Oil & Gas Company LP v. Gasco Energy, Inc., filed July 15, 2003 in District Court, Midland County, Texas.

Burlington Resources Oil & Gas Company LP v. Pannonian Energy, Inc., filed June 9, 2003 in District Court, Midland County, Texas.

Both of these suits relate to costs incurred by Burlington in drilling wells subject to an AMI.


A wrongful death suit has been filed against three entities, which were involved in the drilling of a well of which Pannonian Energy, Inc. is the operator. Neither Gasco nor Pannonian has been named in this lawsuit and management believes that the chance of either company being included in this lawsuit is remote.

                              SCHEDULE 4.10 - TAXES

None.

                         SCHEDULE 4.11 - CAPITALIZATION


Shares of Common Stock held in treasury         73,700

Options to purchase shares of Common Stock  5,353,250

Number of Options   Exercise Price          Expiration
                                              Date*

         2,258,000       $1.00            6/10/08-1/2/11
           150,000       $1.58            6/1/07-2/1/09
           100,000       $1.73            5/2/07-1/2/09
            50,000       $1.80               8/29/11
         1,301,000       $2.00               12/31/11
             8,000       $2.20           3/14/07-11/14/08
           670,000       $3.00            6/22/06-8/8/11
           613,750       $3.15            5/4/06-7/2/08
           202,500       $3.70            5/4/06-5/4/08
          -------

         5,353,250


* Outstanding options are calculated assuming continued employment vesting requirements as consideration.

Shares of Series B Preferred Stock outstanding:      11,339
         Each share of Series B Preferred Stock is convertible into 628.57 shares of Common Stock, subject to adjustment upon certain corporate events..

                           SCHEDULE 4.13 - EMPLOYMENT

None.

                       SCHEDULE 4.16 - LICENSE AND PERMITS

See Attached.

                            SCHEDULE 4.17 - CONTRACTS


         See Attached.

                     SCHEDULE 4.19 LIST OF 13D INDIVIDUALS

Richard C. McKenzie, Jr.
Margaret Byrne McKenzie
Seven Bridges Foundation, Inc.
Big Cat Energy Partners LP
Big Dog Energy Capital Management LLC
Paul Leibman
Wellington Management Company, LLP
Shama Zoe Limited Partnership
J. Caird Partners, L. P.
J. Caird Investors (Bermuda) L.P.

                          SCHEDULE 4.20 - SUBSIDIARIES



   Subsidiary of Borrower                                 Borrower Ownership

   Pannonian Energy, Inc.                                       100%
   San Joaquin Oil and Gas, Ltd.                                100%

                           SCHEDULE 4.21 - CASUALTIES

                            SCHEDULE 4.25 - INSURANCE


----------------------------------------- ------------------------------------------- --------------------------------- -- ---
                 Policy                                    Provider                            Benefit Limits
----------------------------------------- ------------------------------------------- ---------------------------------
----------------------------------------- ------------------------------------------- ---------------------------------

----------------------------------------- ------------------------------------------- ---------------------------------
Business Property                                   IMA of Colorado, Inc.                   $5,000 - $1,000,000
----------------------------------------- ------------------------------------------- ---------------------------------
Extra Expense                                       IMA of Colorado, Inc.                         $25,000
----------------------------------------- ------------------------------------------- ---------------------------------
Valuable Papers                                     IMA of Colorado, Inc.                         $50,000
----------------------------------------- ------------------------------------------- ---------------------------------
Data Processing                                     IMA of Colorado, Inc.                    $30,000 - $90,000
----------------------------------------- ------------------------------------------- ---------------------------------
Crime                                               IMA of Colorado, Inc.                         $50,000
----------------------------------------- ------------------------------------------- ---------------------------------
Commercial General Liability                        IMA of Colorado, Inc.                   $5,000 - $3,000,000
----------------------------------------- ------------------------------------------- ---------------------------------
Business Automobile                                 IMA of Colorado, Inc.                 $1,000,000 per accident
----------------------------------------- ------------------------------------------- ---------------------------------
Umbrella Liability                                  IMA of Colorado, Inc.                  $500,000 - $10,000,000
----------------------------------------- ------------------------------------------- ---------------------------------
Worker's Compensation                               IMA of Colorado, Inc.                         $500,000
----------------------------------------- ------------------------------------------- ---------------------------------
Fiduciary Liability                                 IMA of Colorado, Inc.                         $500,000
----------------------------------------- ------------------------------------------- ---------------------------------
Directors & Officers Liability                     Royal Indemnity Company                       $5,000,000
----------------------------------------- ------------------------------------------- ---------------------------------
Management    Liability    and   Company
Reimbursement                                    Greenwich Insurance Company                     $5,000,000
----------------------------------------- ------------------------------------------- ---------------------------------

               SCHEDULE 4.27 - REAL PROPERTY, OIL AND GAS PROPERTY

Well Name:                 Lytham Federal No. 22-22-9-19

Lessor:                    United States of America

                         Lessee: Pannonian Energy, Inc.

Serial No.:                UTU - 78433

Effective Date:            July 1, 1999

Recorded:                  January 9, 2001, Book 748, page 495

Description:               Township 9 South, Range 19 East
                           -------------------------------
                           Section 22:  SE/4 NW/4
                           Uintah County, Utah

Well Name:                 Federal No. 23-21-9-19

Lessor:                    United States of America

                         Lessee: Pannonian Energy, Inc.

Serial No.:                UTU - 78433

Effective Date:            July 1, 1999

Recorded:                  January 9, 2001, Book 748, page 495

Description:               Township 9 South, Range 19 East
                           -------------------------------
                           Section 21:  NE/4 SW/4
                           Uintah County, Utah


Well Name:                 Federal No. 32-31-9-19

Lessor:                    United States of America

                        Lessee: Retamco Operating, Inc.

Serial No.:                UTU - 76489

Effective Date:            July 1, 1997

Recorded:                  January 9, 2001, Book 748, page 459

Description:               Township 9 South, Range 19 East
                           -------------------------------
                           Section 31:  SW/4 NE/4
                           Uintah County, Utah


Well Name:                 Federal No. 23-29-9-19

Lessor:                    United States of America

Lessee:                    Medallion Exploration

Serial No.:                UTU - 76262

Effective Date:            April 1, 1997

Recorded:                  December 21, 2001, Book 747, page 245

Description:               Township 9 South, Range 19 East
                           -------------------------------
                           Section 29:  NE/4 SW/4
                           Uintah County, Utah


Well Name:                 Federal No. 42-29-9-19

Lessor:                    United States of America

Lessee:                    Medallion Exploration

Serial No.:                UTU - 76262

Effective Date:            April 1, 1997

Recorded:                  December 21, 2001, Book 747, page 245

Description:               Township 9 South, Range 19 East
                           -------------------------------
                           Section 29:  SE/4 NE/4
                           Uintah County, Utah


See also attached schedule.

..

                          SCHEDULE 4.28 - ENVIRONMENTAL

     (a)  None.

     (b)  None known of.

     (c) Gasco Energy has been notified by the Wyoming State Oil and Gas Conservation Commission that the following wells should be plugged and abandoned and the wellsites reclaimed:

          i.   13-16 Muddy Creek Unit

          ii.  16-36 Muddy Creek Unit

          iii. 7-16 Luman

          iv.  16-21 Luman

     (d)  None known

     (e)

          i.   None known of.

          ii.  None known of.

          iii. None known of. .

                    SCHEDULE 5.21 - OWNERSHIP OF SUBSIDIARIES

None.

                          SCHEDULE 6.01 - INDEBTEDNESS

None.

                  SCHEDULE 6.04 - TRANSACTIONS WITH AFFILIATES


      Affiliate         Relationship             Type of Transaction                   Payments                    Term

Marc A. Bruner          Director                 Consulting Contract           $10,000 per month          1/2/03 - 1/31/06
